PROSPECTUS
                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-63747

                            EAGLE GEOPHYSICAL, INC.
                               OFFER TO EXCHANGE

                    10 3/4% SENIOR NOTES DUE 2008, SERIES B,
          FOR ALL OUTSTANDING 10 3/4% SENIOR NOTES DUE 2008, SERIES A

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON NOVEMBER 6, 1998, UNLESS EXTENDED
                             ---------------------

     Eagle Geophysical, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange, in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, up to $100 million in aggregate principal amount of its 10 3/4% Senior Notes due 2008, Series B (the "Exchange Notes") for up to an equal aggregate principal amount of its outstanding 10 3/4% Senior Notes due 2008, Series A (the "Private Notes"). The Private Notes are, and the Exchange Notes will be, jointly and severally, guaranteed on a senior unsecured basis by the Subsidiary Guarantors (as defined herein). The Exchange Notes and the Private Notes are referred to herein collectively as the "Notes."

     The Company will accept for exchange any and all Private Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be November 6, 1998 unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Private Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Private Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer.

     The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture dated July 20, 1998 between the Company, as issuer, the Subsidiary Guarantors and Chase Bank of Texas, National Association, as trustee (the "Trustee"), relating to the Notes (the "Indenture"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement, including the provision in the Registration Rights Agreement for payment of additional interest upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. Following the Exchange Offer, any holders of Private Notes will continue to be subject to the existing restrictions on transfer thereof and, as a general matter, the Company will not have any further obligation to such holders to provide for registration under the Securities Act of transfers of the Private Notes held by them. To the extent that Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Private Notes could be adversely affected. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes are being offered hereby in order to satisfy the obligations of the Company and the Subsidiary Guarantors under a Registration Rights Agreement dated July 20, 1998 among the Company, the Subsidiary Guarantors and the Initial Purchasers (as defined herein) relating to the Private Notes (the "Registration Rights Agreement").

                                                        (continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

                 The date of this Prospectus is October 5, 1998

     The Exchange Notes will bear interest at a rate of 10 3/4% per annum. Interest on the Exchange Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999. Holders of Exchange Notes of record on January 1, 1999 will receive, on January 15, 1999, an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 15, 1999, plus (y) the accrued interest on the previously held Private Notes from the date of issuance of such Private Notes (July 20, 1998) to the date of exchange thereof. Interest will not be paid on Private Notes that are accepted for exchange. The Exchange Notes mature on July 15, 2008.

     Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Prior to the Exchange Offer, there has been no public market for the Private Notes. The Exchange Notes will not be listed on any securities exchange, but the Private Notes are, and the Exchange Notes will be, eligible for trading in the National Association of Securities Dealers, Inc.'s Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") Market. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and certain other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk
Factors -- Absence of Market for the Notes."

     The Company will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer. See "The Exchange Offer -- Solicitation of Tenders; Fees and Expenses."

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

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

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the global notes representing the Exchange Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. After the initial issuance of such global notes, Exchange Notes in certificated form will be issued in exchange for the global notes only in accordance with the terms and conditions set forth in the Indenture. See "Description of the Notes -- Book Entry; Delivery and Form."
                             ---------------------

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained herein and in the documents incorporated herein by reference, including statements of the Company's and management's expectations, intentions, plans and beliefs, are forward-looking statements, as defined in Section 27A of the Securities Act, that are dependent on certain events, risks and uncertainties that may be outside of the Company's control. When used or incorporated in this Prospectus, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that have a direct bearing on the Company's results of operations are the Company's leverage and liquidity, the Company's dependence on energy industry spending, the Company's investment in multi-client data, risks in international operations, competition, operating risks, the Company's limited operating history, concentration of credit risks, the capital intensive nature of the Company's business and the potential obsolescence of technology, the Company's reliance on its key suppliers, environmental and other regulations, risks in connection with the Company's vessel upgrade projects, the influence of Seitel on the Company, conflicts of interest between Seitel and the Company and reliance on the Company's key personnel. These and other factors are discussed in "Risk Factors" and elsewhere in this Prospectus.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement"), which term shall include all amendments, exhibits, annexes and schedules thereto) under the Securities Act with respect to the Exchange Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and, in accordance therewith, files reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). In addition, the Company's common stock, par value $.01 per share, is listed for trading on The Nasdaq Stock Market, Inc.'s National Market System and reports, proxy statements and other information concerning the Company may be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, Washington, D.C. 20006.

     The Company has agreed that, whether it is required to do so by the rules and regulations of the Commission or not, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms pursuant to the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference certain documents relating to the Company that are not presented herein or delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, on request by any person to whom this Prospectus is delivered, from the Company, 2603 Augusta, Suite 1400, Houston, Texas 77056, attention:
Richard W. McNairy, telephone number (713) 243-6100. The Company incorporates herein by reference the following documents:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998;

          (c) Current Reports on Form 8-K dated June 29, 1998, August 25, 1998 and October 2, 1998; and

          (d) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the Exchange Offer made hereby.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superceded.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information in this Prospectus, including the consolidated financial statements of the Company and notes thereto incorporated herein by reference in this Prospectus. Unless the context otherwise requires, references to the "Company" and "Eagle Geophysical" shall mean Eagle Geophysical, Inc. and its subsidiaries.

                                  THE COMPANY

     Eagle Geophysical, Inc. is an international oilfield service company specializing in the acquisition of high definition three-dimensional ("3D") seismic data. Oil and gas companies regularly use seismic data to image underground geological structures to aid in the exploration for hydrocarbon reservoirs. The use of 3D seismic data can significantly increase the probability of drilling success. The Company conducts its seismic data acquisition operations both offshore and onshore, targeting particular niches in both markets. The Company's offshore seismic acquisition operations have been focused primarily on small and medium sized surveys in heavily congested areas, while its onshore seismic operations have been concentrated in logistically difficult wetland environments. Approximately 44% of the Company's 1997 pro forma combined revenues was derived from its offshore operations, and the remaining 56% of revenues was derived from onshore operations.

     The Company's offshore operations currently utilize four seismic data acquisition vessels. Three of these vessels are configured to tow either two or three streamers, which allows the Company to conduct small and medium sized high definition seismic surveys in congested offshore areas with dense marine traffic, production platforms and other obstructions. Utilizing the greater resources available to it after its initial public offering in August 1997 (the "IPO"), the Company is expanding its offshore capabilities, primarily by increasing the number of streamers towed by the Company's vessels, allowing the Company to offer a wider breadth of services to its customers. As part of this expansion, the Company took its vessel Labrador Horizon out of service from December 1997 to April 1998 to complete an upgrade, increasing its streamer towing capacity from three to six. The Company has also purchased two additional vessels that are currently being converted to conduct seismic acquisition operations, the Austral Horizon (scheduled for completion in the third quarter of 1998 and the Atlantic Horizon (scheduled for completion in the fourth quarter of 1998). Upon completion, these vessels will be equipped to tow four and six streamers, respectively, and will have the potential to deploy up to six and ten streamers, respectively. This increased capacity gives the Company the ability to efficiently conduct larger offshore seismic surveys, which, in turn, will enable the Company to expand its product offerings and to conduct more multi-client surveys. In a multi-client survey, the Company retains ownership of the seismic data and can license the data to numerous customers.

     The Company's onshore seismic operations are currently concentrated in wetland environments, and the Company's crews and equipment have been configured for the technically and logistically demanding operations they conduct in these areas. The Company currently operates four 2,450 channel Opseis(R) radio telemetry seismic data acquisition crews. These crews and equipment are specifically designed to work efficiently in environmentally sensitive and operationally challenging swamp and marsh environments. Because these Opseis systems use radio signals to transmit data, they can be operated more efficiently than traditional cable-based systems, particularly in wetland areas and areas where there are numerous topographic obstructions, such as rivers, bays, highways and towns. These systems also excel in environmentally sensitive areas where physical intrusion must be minimized. The Company's onshore operations are currently located primarily in the U.S. Gulf Coast region.

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

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $100,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of outstanding Private Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the Exchange Notes will not be entitled to any rights under the Registration Rights Agreement. See "Description of the Notes."

THE PRIVATE NOTES..........  The Company issued and sold $100 million aggregate principal amount of its Private Notes to Prudential Securities Incorporated and Banc One Capital Markets, Inc. (the "Initial Purchasers") on July 20, 1998 (the "Closing Date") pursuant to a Purchase Agreement dated July 15, 1998 (the "Purchase Agreement") in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act (the "Private Offering"). The Initial Purchasers placed the Private Notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("Qualified Institutional Buyers" or "QIBs"), each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the Private Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available.

THE EXCHANGE OFFER.........  $1,000 principal amount of Exchange Notes will be issued in exchange for each $1,000 principal amount of Private Notes validly tendered and accepted pursuant to the Exchange Offer. As of the date hereof, $100,000,000 in aggregate principal amount of Private Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Private Notes promptly following the Expiration Date. The terms of the Exchange Notes are identical in all material respects to the Private Notes except for certain transfer restrictions and registration rights relating to the Private Notes. No federal or state regulatory requirements must be complied with or approval obtained in connection with the Exchange Offer, other than the registration requirements under the Securities Act.

REGISTRATION RIGHTS
AGREEMENT..................  Pursuant to the Purchase Agreement, the Company,
                             the Subsidiary Guarantors and the Initial
                             Purchasers entered into the Registration Rights Agreement which, among other things, grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy certain obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement.

RESALE.....................  Based on existing interpretations of the Securities
                             Act by the staff of the Commission (the "Staff") set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on November 6, 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

ACCRUED INTEREST ON THE
  EXCHANGE NOTES AND THE
  PRIVATE NOTES............  The Exchange Notes will bear interest at a rate of
                             10 3/4% per annum. Interest on the Exchange Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999. Holders of record of Exchange Notes on January 1, 1999 will receive on January 15, 1999 an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 15, 1999, plus (y) the accrued interest on the previously held Private Notes from the date of issuance of such Private Notes (July 20, 1998) to the date of exchange thereof. Interest will not be paid on Private Notes that are accepted for exchange. The Exchange Notes mature on July 15, 2008.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange Offer could be materially impaired due to the occurrence of certain conditions. The Company does not expect any of such conditions to occur, although there can be no assurance that such conditions will not occur. Holders of Private Notes will have certain rights under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange Offer -- Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING
PRIVATE NOTES..............  Each holder of Private Notes wishing to accept the
                             Exchange Offer must either (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Private Notes to be exchanged and any other required documentation, to Chase Bank of Texas, National Association, as Exchange Agent, at the address set forth herein and therein or effect a tender of Private Notes pursuant to the procedures for book-entry transfer as provided for herein and therein or (ii) effect tenders by book-entry transfer by complying with DTC's Automated Tender Offer Program ("ATOP"), including the delivery of an Agent's message to the

                             Exchange Agent. By executing the Letter of
                             Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. See "The Exchange Offer -- Procedures for Tendering."

                             Following consummation of the Exchange Offer, holders of Private Notes not tendered will not as a general matter have any further registration rights, and the Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Private Notes could be adversely affected. See "Risk Factors -- Absence of Market for the Notes" and "-- Failure to Exchange Private Notes" and "The Exchange Offer -- Consequences of Failure to Exchange."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Private Notes, either (a) make appropriate arrangements to register ownership of the Private Notes in such holder's name or (b) obtain a properly completed bond power from the registered holder or endorsed certificates representing the Private Notes to be tendered. The transfer of record ownership may take considerable time, and completion of such transfer prior to the Expiration Date may not be possible. See "The Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY
PROCEDURES.................  Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available, or who cannot deliver their Private Notes (or complete the procedure for book-entry transfer) and deliver a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Private Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date by furnishing a written or facsimile transmission notice of withdrawal to the Exchange Agent containing the information set forth in "The Exchange
                             Offer -- Withdrawal of Tenders."

ACCEPTANCE OF PRIVATE NOTES
AND DELIVERY OF EXCHANGE
  NOTES....................  Subject to certain conditions (as summarized above in "Conditions to the Exchange Offer" and described more fully in "The Exchange Offer -- Conditions to the Exchange Offer"), the Company will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering." The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

EXCHANGE AGENT.............  Chase Bank of Texas, National Association, the
                             trustee under the Indenture, is serving as the Exchange Agent (the "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is Chase Bank of Texas, National Association, 1201 Main Street, 18th Floor, Dallas, Texas 75202, Attn: Frank Ivins. For assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the Exchange Agent is (214) 672-5678, and the facsimile number for the Exchange Agent is (214) 672-5746 (Eligible Institutions only).

EFFECT ON HOLDERS OF
PRIVATE NOTES..............  Holders of Private Notes who do not tender their
                             Private Notes in the Exchange Offer will continue to hold their Private Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Private Notes will continue to be subject to the restrictions on transfer provided for in the Private Notes and the Indenture. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any untendered and tendered but unaccepted Private Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Private Notes."

See "The Exchange Offer" for more detailed information concerning the terms of the Exchange Offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

SECURITIES OFFERED.........  $100,000,000 aggregate principal amount of 10 3/4%
                             Senior Notes due 2008, Series B, of the Company under an Indenture dated as of July 20, 1998. See "Description of the Notes."

MATURITY DATE..............  July 15, 2008.

INTEREST PAYMENT DATES.....  January 15 and July 15 of each year, commencing
                             January 15, 1999.

OPTIONAL REDEMPTION........  The Exchange Notes will be redeemable at the election of the Company, in whole or in part, at any time on or after July 15, 2003 at the redemption prices set forth herein, plus accrued interest to the date of redemption. In addition, the Company may, at its option, redeem Notes prior to July 15, 2001 at 110.75% of the principal amount thereof, plus accrued interest to the date of redemption, from the net proceeds of one or more Equity Offerings (as defined); provided that, immediately after giving effect to any such redemption, an aggregate principal amount of Notes equal to at least 65% of the aggregate principal amount of the Notes issued remains outstanding after each such redemption. See "Description of the Notes."

GUARANTEES.................  The Exchange Notes will be jointly and severally guaranteed on a senior unsecured basis by the Company's current and future Restricted Subsidiaries (as defined) that are organized under the laws of any state of the United States or the District of Columbia (the "Subsidiary Guarantors"). The Exchange Notes will not be guaranteed by the Company's Restricted Subsidiaries that are organized under the laws of jurisdictions outside the United States. The Indenture requires that the subsidiaries of the Company that own the Austral Horizon and the Atlantic Horizon, the two seismic data acquisition vessels being upgraded with the proceeds of the sale of the Private Notes, be Subsidiary Guarantors. See "Description of the Notes -- Subsidiary Guarantees."

RANKING....................  The Exchange Notes will be senior unsecured obligations of the Company ranking pari passu with all existing and future unsubordinated debt of the Company. The Exchange Notes will also be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees. The Exchange Notes and the Subsidiary Guarantees are effectively subordinated to all of the Company's and subsidiaries' secured debt, including loans under the Revolving Credit Facility (as defined), to the extent of the value of the assets securing such debt and are structurally subordinated to all liabilities, including trade payables, of the Company's subsidiaries that are not Subsidiary Guarantors. As of June 30, 1998, on a pro forma basis after giving effect to the sale of the Private Notes and the application of the net proceeds therefrom, the Company and its subsidiaries had $37.1 million of consolidated secured debt and capital lease obligations outstanding ($31.3 million of which is a capital lease obligation of one of the Company's subsidiaries that is not a Subsidiary Guarantor). In addition, the Company's subsidiaries that are not Subsidiary Guarantors had approximately $21.2 million of trade payables as of June 30, 1998.

COVENANTS..................  The Indenture contains certain covenants, including, but not limited to, covenants that limit the Company's and its subsidiaries' ability to incur additional indebtedness, pay dividends and make other restricted pay-ments, make asset sales, enter into transactions with affiliates, incur dividend and other payment restrictions affecting subsidiaries, incur certain liens and merge or consolidate. These limitations are subject to certain qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

CHANGE OF CONTROL..........  Upon a Change of Control, the Company will be required, subject to certain conditions, to offer to repurchase all of the outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Risk Factors -- Potential Inability to Purchase Notes Upon a Change in Control" and "Description of the Notes."

FORM AND REGISTRATION OF
NOTES......................  Except as set forth under "Description of the
                             Notes -- Book-Entry, Delivery and Form," the
                             Exchange Notes offered hereby will be represented by a global note in definitive, fully registered form without interest coupons (the "Global Note"). The Global Note will be deposited with the trustee for the Notes as custodian for, and registered in the name of a nominee of, DTC. See "Description of the Notes -- Book-Entry, Delivery and Form."

USE OF PROCEEDS............  The Company will not receive any proceeds from the
                             Exchange Offer.

RISK FACTORS...............  Prospective purchasers of the Exchange Notes should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in or incorporated by reference into this Exchange Offer prior to making an investment in the Exchange Notes.

            SUMMARY SELECTED PRO FORMA AND HISTORICAL FINANCIAL DATA

     The following table sets forth historical summary selected financial data and selected unaudited pro forma financial data for the Company. The unaudited pro forma results of operations for the year ended December 31, 1997 and the six month period ended June 30, 1997 give effect to the IPO, the application of the net proceeds thereof to retire certain debt and capital leases, and the acquisition of Energy Research International ("ERI"), which occurred contemporaneously with the IPO (the "ERI Acquisition"), as if such transactions had occurred on January 1, 1997. The unaudited pro forma results of operations for the year ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998 also give effect to the issuance of $22.5 million of the Notes to retire borrowings under the Revolving Credit Facility and the Short-Term Loan as if such transactions had occurred on January 1, 1997 or the later actual date of such borrowings. Interest expense has not been accrued on the remaining net proceeds of $73.9 million as this amount had not yet been utilized to fund capital expenditures during the periods presented. Results of operations for pro forma periods may not be indicative of the actual results that would have been achieved or of the results that may be achieved through future operations. The following historical and pro forma summary selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the unaudited pro forma consolidated financial statements included herein.

                                                                                           SIX MONTHS
                                                                      YEAR ENDED         ENDED JUNE 30,
                                                                     DECEMBER 31,   ------------------------
                                                                       1997(2)        1997(2)        1998      SIX MONTHS
                                    YEARS ENDED DECEMBER 31,         ------------   -----------   ----------      ENDED
                              ------------------------------------                                              JUNE 30,
                                 1995         1996       1997(1)      PRO FORMA      PRO FORMA                   1998(3)
                              ----------   ----------   ----------     COMBINED      COMBINED                  -----------
                              HISTORICAL   HISTORICAL   HISTORICAL   AS ADJUSTED    AS ADJUSTED   HISTORICAL   AS ADJUSTED
                              ----------   ----------   ----------   ------------   -----------   ----------   -----------
                                                                     (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenues....................   $29,275      $48,136      $79,061       $108,128       $50,060      $58,216       $58,216
                               -------      -------      -------       --------       -------      -------       -------
Expenses:
  Operating expenses........    20,986       34,817       56,470         76,723        36,079       39,966        39,966
  Depreciation and
    amortization............     2,471        3,409        8,584         12,889         6,238        7,687         7,687
  Selling, general and
    administrative
    expenses................     2,874        2,680        6,408          8,793         3,384        5,373         5,373
  Interest and other
    expense, net............       408          531          205            251           297          351           459
                               -------      -------      -------       --------       -------      -------       -------
        Total expenses......    26,739       41,537       71,667         98,656        45,998       53,377        53,485
                               -------      -------      -------       --------       -------      -------       -------
Income before provision for
  income taxes..............     2,536        6,599        7,394          9,472         4,062        4,839         4,731
Provision for income
  taxes.....................       933        2,420        2,994          3,836         1,645        1,960         1,916
                               -------      -------      -------       --------       -------      -------       -------
Net income(4)...............   $ 1,603      $ 4,179      $ 4,400       $  5,636       $ 2,417      $ 2,879       $ 2,815
                               =======      =======      =======       ========       =======      =======       =======
OTHER DATA:
EBITDA(5)...................   $ 5,415      $10,539      $16,183       $ 22,612       $10,597      $12,877       $12,877
Ratio of EBITDA to interest
  expense(6)................     12.03x       15.08x       10.20x         90.09x        35.68x       19.63x        14.32x
Ratio of earnings to fixed
  charges...................      3.61x        4.70x        3.08x          3.35x         2.71x        2.61x         2.52x
Capital expenditures and
  acquisitions..............   $   289      $ 7,928      $40,790       $ 46,290       $ 9,107      $17,269       $17,269

                                                                    JUNE 30, 1998
                                                              -------------------------
                                                                               AS
                                                               ACTUAL     ADJUSTED(3)
                                                              --------   --------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents...................................  $ 15,912      $ 24,912
Working capital.............................................    (8,960)         (360)
Total assets................................................   200,862       278,362
Total debt (including current portion)......................    59,552       137,052
Stockholders' equity........................................    87,820        87,820

---------------

(1) Includes the results of ERI from and after August 11, 1997.

(2) The unaudited pro forma results of operations for the year ended December 31, 1997 and the six month period ended June 30, 1997 give effect to (i) the IPO, the application of the net proceeds thereof to retire certain debt and capital leases, and the ERI Acquisition, as if such transactions had occurred on January 1, 1997, and (ii) the Private Offering and the application of the net proceeds thereof.

(3) The unaudited adjusted statement of operations data for the six months ended June 30, 1998 and the balance sheet data for the period then ended give effect to the Private Offering and the application of the net proceeds thereof.

(4) Excludes the effect of a $600,000 extraordinary gain for early extinguishment of debt on ERI's historical 1996 financial statements.

(5) "EBITDA" means earnings before interest expense, taxes, depreciation, and amortization, and should not be considered as an alternative to net income or any generally accepted accounting principles measure of performance as an indicator of the Company's operating performance or as a measure of liquidity. The Company believes EBITDA is a widely accepted financial indicator of a company's ability to service debt.

(6) Ratio of EBITDA to interest expense represents an industry ratio that provides an investor with information as to the Company's current ability to meet its interest costs.

                                  RISK FACTORS

     Prior to making an investment in the Exchange Notes, prospective purchasers should carefully consider all of the information contained and incorporated by reference in this Prospectus and, in particular, should evaluate the following risk factors.

LEVERAGE AND LIQUIDITY

     The Company has significant leverage and will require substantial cash flow to meet its debt service requirements. The degree of the Company's leverage will have several important effects on its future operations, including (i) a substantial amount of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Company's debt obligations will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition opportunities, and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired.

     The Company's ability to meet its debt obligations will depend on the Company's future performance, which is subject to general economic and business factors beyond the Company's control. To the extent that the Company is unable to repay the principal amount of the Notes at maturity out of cash on hand or from other sources, it will need to refinance its existing debt (including the Notes), sell assets or repay the Notes with the proceeds of an equity offering. There can be no assurance that future borrowings or equity financing will be available for the refinancing or repayment of the Notes, nor can there be any assurance as to the timing of any asset sales or the proceeds that could be realized by the Company therefrom. In addition, the Indenture and the Revolving Credit Facility will restrict the Company's ability to sell assets and use the proceeds therefrom.

HOLDING COMPANY STRUCTURE

     All of the Company's operating income and cash flow is generated by its subsidiaries (the "Subsidiaries"). As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from the Subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Subsidiaries, could limit the Company's ability to obtain cash from the Subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although the Subsidiary Guarantors will guarantee the Exchange Notes pursuant to the Subsidiary Guarantees, not all of the Subsidiaries will be Subsidiary Guarantors. See "Description of the Notes -- Subsidiary Guarantees." As a result, the claims of creditors of the Subsidiaries that are not Subsidiary Guarantors effectively have priority with respect to the assets and earnings of those Subsidiaries over the claims of the holders of the Notes. In the event of an insolvency, liquidation or reorganization of a Subsidiary that is not a Subsidiary Guarantor, any creditors of such Subsidiary, including trade creditors, would be entitled to payment in full from the assets of such Subsidiary before the Company, as a stockholder, would be entitled to receive any distribution from the Subsidiary.

     Horizon Exploration Ltd., a Subsidiary that is not a Subsidiary Guarantor ("Horizon Exploration"), operates one of the Company's seismic acquisition vessels under a capital lease with an outstanding balance of approximately $31.3 million as of June 30, 1998. Eagle Geophysical Onshore, Inc., a Subsidiary Guarantor ("Eagle Onshore"), entered into a $5.9 million term loan in April 1998 to finance the acquisition of its fourth Opseis system. In addition, the Company and its Subsidiaries are co-borrowers under the Revolving Credit Facility secured by accounts receivable. The Exchange Notes will be effectively subordinated to this capital lease, equipment loan and Revolving Credit Facility, to the extent of the assets securing such obligations, and will be structurally subordinated to all obligations of the Subsidiaries that are not Subsidiary Guarantors, including obligations under this capital lease, certain of the obligations under the Revolving Credit Facility and all trade payables, currently outstanding or incurred in the future. The Indenture contains covenants limiting the ability of the Company and its Subsidiaries to grant liens and the ability of the Company and its Subsidiaries to incur additional indebtedness. See "Description of the Notes -- Certain Covenants."

DEPENDENCE UPON ENERGY INDUSTRY SPENDING

     Demand for the Company's services depends upon the level of capital expenditures by oil and gas companies for exploration, production and development activities. These activities depend in part on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the sale and expiration dates of leases in the United States and abroad, the discovery rate of new oil and gas reserves, local and international political, regulatory and economic conditions and the ability of oil and gas companies to obtain capital. In addition, a decrease in oil and gas expenditures could result from such factors as unfavorable tax and other legislation or uncertainty concerning national energy policies. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for the Company's services will reflect the level of such activities. Decreases in oil and gas activities could have a significant adverse effect upon the demand for the Company's services and the Company's cash flows and results of operations.

INVESTMENT IN MULTI-CLIENT DATA

     Historically, the Company has performed its offshore seismic data acquisition services for its customers primarily on a contract basis without retaining any interest in the data it acquired. However, increasing demand for larger and higher-cost 3D surveys has resulted in significantly increased industry acceptance of and customer demand for multi-client surveys. As a result of this industry trend and customer demand, the Company anticipates that an increasing part of its future offshore data acquisition projects will be multi-client surveys. The Company therefore anticipates that in the near term it will begin investing increasing amounts in acquiring and processing multi-client data. By making such investments, the Company will assume the risk that future sales of such data may not fully recoup the costs of the data. The amounts of these data sales will be uncertain and will be impacted by a number of factors, many of which are beyond the control of the Company. In addition, revenues generated by licensing multi-client data are typically less predictable from period to period than are revenues from surveys performed on an exclusive contract basis for customers. The Company intends to seek to reduce these risks by acquiring multi-client data in partnership with third parties or by obtaining pre-acquisition licensing commitments to cover part of its costs of acquiring the data and by evaluating various factors affecting the sales potential of each survey. In addition, the recovery of costs of multi-client data is dependent upon the absence of technological or regulatory changes or other developments that would render such data obsolete or less valuable.

     The majority of the Company's investment in multi-client data is likely to be in the Gulf of Mexico. If there were to occur any material adverse change in the general prospects for oil and gas exploration, development and production activities in the Gulf of Mexico, the value of the Company's multi-client data in the Gulf of Mexico could be significantly adversely impacted.

RISKS IN INTERNATIONAL OPERATIONS

     Approximately 22% of the Company's pro forma combined 1997 revenues were derived from operations outside the U.S., and the Company is subject to the risks inherent in doing business internationally. In addition, the Company intends to expand its international operations. For example, the Company has conducted significant operations offshore Argentina during the first and second quarters of 1998. Since the Company has an established presence in the North Sea, the Company does not view its offshore operations in the North Sea as being subject to undue risks of this type. However, as the Company expands the scope and extent of its onshore and offshore operations outside of their current primary areas of operations in the U.S. Gulf Coast, the North Sea and the Gulf of Mexico, these risks may become more significant. Such risks include the possibility of unfavorable changes in tax or other laws, partial or total expropriation, currency exchange rate fluctuations and restrictions on currency repatriation, the disruption of operations from labor and political disturbances, insurrection or war, and the effect of requirements of partial local ownership of operations in certain countries.

SUBSTANTIAL COMPETITION

     The offshore and onshore seismic data acquisition business is highly competitive. The Company believes that it has five major competitors for its offshore seismic data acquisition business worldwide and six major competitors for its wetland seismic data acquisition business in the U.S. Gulf Coast region. Competitive factors include price, experience, availability, technological expertise, performance and reputation for dependability. Certain of the Company's major competitors operate more data acquisition crews than the Company, provide integrated data acquisition, processing and interpretation services, have substantially greater revenues than the Company or are subsidiaries or divisions of major industrial enterprises having far greater financial and other resources than the Company and more extensive relationships with major integrated and multinational oil and gas companies. Such resources may enable these competitors to maintain technological and certain other advantages relating to costs that may provide them with an advantage over the Company in bidding for contracts.

OPERATING RISKS

     Seismic operations are subject to risks of injury to personnel and loss of equipment. In addition, the Company's crews often conduct operations in extreme weather, in difficult terrain that is not easily accessible and under other hazardous conditions. Each of the Company's vessels is taken out of service for approximately two to four weeks each year, generally at different off-season times of the year, for routine maintenance and service. Fixed costs, including costs associated with operating leases, labor costs and depreciation, account for a significant amount of the Company's costs and expenses. As a result, low productivity resulting from weather interruptions, equipment failures or other causes can result in significant operating losses, particularly when the Company is performing its services under a turnkey contract.

     Although the Company provides the seismic personnel on its offshore seismic data acquisition vessels, the Company contracts with third parties to provide vessel crews, so the Company does not control some aspects of its operations and is subject to the safety risks inherent in relying on third parties for critical operations. In addition, while the Company has insurance policies that protect it against liabilities that may be incurred in the ordinary course of its business, the Company is unable to insure fully against all possible loss or liability. For example, no insurance is available at a cost deemed reasonable by the Company for war, nationalization, expropriation or other extreme events. The Company does not carry business interruption insurance with respect to its operations.

LIMITED COMBINED OPERATING HISTORY

     The Company was formed to combine the onshore seismic data acquisition business conducted by Seitel Geophysical, Inc. ("SGI") with the offshore seismic data acquisition business conducted by ERI and its operating subsidiaries (the "Horizon Companies," and collectively with SGI, the "Combined Businesses"). The Company acquired ERI in August 1997 at the time of the Company's IPO. Prior to the Company's IPO, the Combined Businesses were operated separately, and neither the historical results of their separate operations nor their pro forma financial information is necessarily indicative of the results that would have been achieved had the Combined Businesses been operated on an integrated basis or the results that may be realized in the future. In addition, prior to the IPO, the Company was a subsidiary of Seitel, Inc. ("Seitel") and relied on Seitel for certain financial, management, administrative and other resources. A number of significant changes occurred in the funding and operations of the Company in connection with the consummation of the IPO. These changes included the establishment of the Company's Revolving Credit Facility and its own incentive compensation and stock option plans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." These changes may have a substantial impact on the financial position and future results of operations of the Company. As a result, the historical financial information included in this Prospectus does not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations of the Company would have been had the Combined Businesses been operated as a combined stand-alone entity during all of the periods presented.

CONCENTRATION OF CREDIT RISK

     The Company generally provides services to a relatively small group of key customers that account for a significant percentage of the accounts receivable of the Company at any given time. The Company's key customers vary over time, but have historically included Seitel and its subsidiaries. The Company extends credit to various companies in the oil and gas industry, including its key customers, for the acquisition of seismic data, which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in the economic or other conditions of the Company's key customers and may accordingly impact the Company's overall credit risk. The Company currently has one receivable from a customer of approximately $2.4 million that is over one year old. There can be no assurance that the Company will collect this receivable. Historical credit losses incurred on receivables by the Company have been immaterial.

CAPITAL INTENSIVE BUSINESS; OBSOLESCENCE OF TECHNOLOGY

     The Company competes in a capital intensive industry. The development of seismic data acquisition equipment has been characterized by rapid technological advancements in recent years, and this trend may continue. There can be no assurance that manufacturers of seismic equipment will not develop new systems that have competitive advantages over systems now in use that either render the Company's current equipment obsolete or require the Company to make significant capital expenditures to maintain its competitive position. The Company's strategy is to upgrade its vessels and data acquisition systems as often as necessary to maintain its competitive position. However, any such upgrades may require large expenditures of capital. There can be no assurance that the Company will have the capital necessary to upgrade its equipment to maintain its competitive position or that any required financing therefor will be available on favorable terms. If the Company is unable to raise the capital necessary to update its data acquisition systems to the extent necessary, it may be materially and adversely affected.

     The Company's ability to compete is highly dependent upon, among other things, its ability to provide seismic data of a competitive quality. Because of the significant technological changes that have already taken place with respect to 3D seismic data acquisition and those that may occur in the future, the Company is, like other seismic companies, generally dependent on its ability to keep pace with changes and improvements in data acquisition technologies and to acquire advanced equipment and vessels. Any significant technological developments affecting seismic surveying could adversely affect the Company. Over time, the value of and demand for seismic vessels and onshore seismic data acquisition equipment can be expected to fluctuate, depending upon a variety of factors including alternative types, sizes and technical abilities of competing vessels and equipment.

RELIANCE ON KEY SUPPLIERS

     The Company is dependent on Georex, Inc., a subsidiary of Compagnie Generale de Geophysique, S.A. ("CGG"), which is a competitor of the Company, for additions to and replacements for its Opseis seismic data acquisition systems, and Opseis is a registered trademark of CGG. The Company is also dependent on Input/Output, Inc. and Syntron, Inc., a subsidiary of GeoScience Corporation, for additions to and replacements for its offshore seismic data acquisition systems and on Concept Systems Ltd. for positioning software. Although these companies are not the only suppliers of seismic data acquisition systems, they are the Company's primary suppliers. In addition, the Company considers the Opseis system to be the state-of-the-art seismic data equipment for performing 3D seismic surveys in marshes and swamps. In the event of any disruption in the supply of repair services or replacement parts from the Company's primary suppliers, the Company may be unable to obtain such services or parts from other sources and would have to acquire other equipment that may be less advanced technologically. Although the Company believes it will be able to obtain systems from its primary suppliers in the future, should it be unable to do so, the Company's anticipated revenues or operating margins could be reduced significantly and the amount of cash needed for capital expenditures could be increased significantly.

ENVIRONMENTAL AND OTHER REGULATIONS

     The Company's operations are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the Company operates, as well as in the country or countries of registration of the Company's vessels. The Company is required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to its operations. In particular, the United States Oil Pollution Act of 1990 sets forth technical and operational requirements for vessels operating in the U.S. Gulf of Mexico. The Company believes that it possesses all permits, licenses and certificates material to the operation of its business. The modification of existing laws or regulations or the adoption of new laws or regulations curtailing drilling for oil and gas or imposing more stringent restrictions on seismic operations could adversely affect the Company.

RISKS OF UPGRADE PROJECTS

     The Company's seismic acquisition vessel upgrade projects are subject to the risks of delay and cost overruns inherent in any large construction project, including shortages of equipment, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases and shortages of materials or skilled labor. Significant cost overruns or delays could adversely affect the Company's financial condition and results of operations.

INFLUENCE OF SEITEL ON THE COMPANY

     Prior to the Company's IPO, the Company was a subsidiary of Seitel. Seitel currently owns approximately 17.7% of the outstanding shares of common stock of the Company. Approximately 56% of the revenues of the Company for the six months ended June 30, 1998 were derived from seismic data acquisition services provided to Seitel and its subsidiaries. Prior to the IPO, the onshore revenues from Seitel were based on prices charged to unaffiliated parties for similar work. Such revenues are not necessarily indicative of the revenues the Company would have earned had it provided these services to unrelated third parties. Prior to the IPO, the offshore revenues from Seitel were determined by negotiations between Seitel and the Horizon Companies, which management of the Horizon Companies believe were equal to amounts it would have charged unrelated third parties for such services. Revenues from Seitel for both onshore and offshore data acquisition after the IPO have been determined by negotiations between Seitel and the Company, which management believes are equal to amounts it would have charged unrelated third parties for such services. The loss of Seitel as a customer would have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that Seitel will enter into any material contracts with the Company for seismic data acquisition services in the future.

     Prior to the IPO, Seitel guaranteed certain indebtedness of the Company and made loans to the Company. The Company's borrowing costs may be greater than historical borrowing costs as a result of having to obtain financing based on its own creditworthiness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Paul A. Frame, the President and Chief Executive Officer and a director of Seitel, is a director of the Company, serves as Chairman of the Executive Committee of the Board of Directors of the Company, has duties with respect to marketing and expansion of the Company's business pursuant to a Bonus Agreement with the Company, and has received from the Company options to acquire shares of its common stock. Consequently, in addition to its current position as a significant customer of the Company, Seitel will be able to exercise significant influence over the management of the Company. Such influence may extend to matters such as the election of directors of the Company, the approval of matters submitted for stockholder approval and responding to any potential takeover of the Company.

     In addition, Mr. William Lurie, Chairman of the Board of Directors of the Company, was a director of Seitel prior to the Company's IPO. Mr. Jay N. Silverman, President and Chief Executive Officer and a director of the Company, was an executive officer of Seitel prior to the IPO. A substantial part of Mr. Silverman's present personal assets is comprised of common stock and other equity interests in Seitel.

POTENTIAL CONFLICTS OF INTEREST

     Conflicts of interest may arise in the future between Seitel and the Company in a number of areas relating to their past and ongoing relationships, including potential acquisitions of businesses or properties, other business opportunities, the election of new or additional directors, the payment of dividends, incurrence of indebtedness, tax matters, financial commitments, registration rights and issuances and sales of capital stock of the Company. Although the Company and Seitel do not currently compete against each other in any material respect, there can be no assurance that Seitel and the Company will not in the future compete against each other. Any officer or director of Seitel who serves as a director of the Company, such as Mr. Frame, may have conflicts of interest in addressing business opportunities and strategies as to which Seitel's and the Company's interests differ. The Company has not adopted any formal procedures to ensure that conflicts of interest will not occur or to resolve any such conflicts of interest that do occur. There can be no assurance that any such conflicts of interest will be resolved in favor of the Company.

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the efforts of Messrs. Jay N. Silverman, President, and Gerald M. Harrison, Executive Vice President. If either of these key persons becomes unable to continue in his present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected. The Company has employment agreements with automatic renewal features with Messrs. Silverman and Harrison.

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the Company's issuance of the Notes. The Subsidiary Guarantees will contain a savings clause that generally will limit the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guarantee of any Subsidiary Guarantor was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. The terms of the Subsidiary Guarantees will provide that, for purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Revolving Credit Facility and secured by a perfected Lien (as defined) on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

     Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees were incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor was solvent after issuing its Subsidiary Guarantee and continues to be solvent, has sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of the Notes -- Subsidiary Guarantees."

POTENTIAL INABILITY TO PURCHASE NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered, or that restrictions in the Revolving Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but that would increase the amount of debt outstanding at such time. See "Description of the Notes -- Certain
Covenants -- Purchase of Notes upon a Change of Control."

ABSENCE OF MARKET FOR THE NOTES

     Although the Exchange Notes may be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration requirements under the Securities Act, they will be new securities for which there is currently no established trading market. The Company does not intend to apply for listing of the Exchange Notes on a national securities exchange or for quotation of the Exchange Notes on an automated dealer quotation system. Although one of the Initial Purchasers in the Private Offering has informed the Company that they intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making, if initiated, may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The Exchange Notes will be eligible for trading in the PORTAL Market.

     Notwithstanding the registration of the Exchange Notes in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company may publicly offer for sale or resell the Exchange Notes only in compliance with provisions of Rule 144 under the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE PRIVATE NOTES

     The Private Notes have not been registered under the Securities Act or any state securities law and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, upon consummation of the Exchange Offer, holders of Private Notes which remain outstanding will not be entitled to any rights under the Registration Rights Agreement (subject to certain exceptions). To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount of the Private Notes that are expected to remain outstanding following the Exchange Offer. See "The Exchange Offer -- Consequences of Failure to Exchange."

EXCHANGE OFFER PROCEDURES

     Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes (including tenders by book-entry transfer), a properly completed and duly executed Letter of Transmittal and all other required documentation, or after tender of the Private Notes by book-entry transfer and compliance with DTC's ATOP procedures. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely compliance with the Exchange Offer procedures. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Private Notes were sold by the Company on July 20, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold all of the Private Notes to Qualified Institutional Buyers, each of whom agreed to comply with certain transfer restrictions and other conditions. As a condition to the purchase of the Private Notes by the Initial Purchasers, the Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that promptly following the issuance and sale of the Private Notes, the Company and the Subsidiary Guarantors file with the Commission the Registration Statement with respect to the Exchange Notes, use their best efforts to cause the Registration Statement to become effective under the Securities Act and, upon the effectiveness of the Registration Statement, offer to the holders of the Private Notes the opportunity to exchange their Private Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act subject to certain exceptions described below. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Private Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose Private Notes are held of record by the Depositary who desires to deliver such Private Notes by book-entry transfer of the Depositary.

     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, if any holder acquires the Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is available. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

     As a result of the filing and effectiveness of the Registration Statement of which this Prospectus is a part, the Company will not be required to pay an increased interest rate on the Private Notes. Following the consummation of the Exchange Offer, holders of Private Notes not tendered will not have any further registration rights, except in certain limited circumstances requiring the filing of a Shelf Registration Statement (as defined herein), and the Private Notes will continue to be subject to certain restrictions on transfer. See "-- Consequences of Failure to Exchange." Accordingly, the liquidity of the market for the Private Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept all Private Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. After authentication of the Exchange Notes by the Trustee or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes accepted in the Exchange Offer. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.

     Each holder of Private Notes who wishes to exchange Private Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) any Exchange Notes to be received by such holder are being acquired in the ordinary course of business, (ii) such holder has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) such holder is not an affiliate of the Company, as defined in Rule 405 of the Securities Act, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if such holder is a broker-dealer, that it will receive the Exchange Notes for its own account in exchange for the Private Notes that were acquired as a result of market-making activities.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act,
(ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to registration rights and an increase in the stated interest rate on the Private Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same debt as the Private Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Private Notes is outstanding. In connection with the issuance of the Private Notes, the Company arranged for the Private Notes to be issued and transferable in book-entry form through the facilities of the Depositary, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the Depositary.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of the Private Notes as of the close of business on October 5, 1998. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered, and holders of the Private Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the Indenture in connection with the Exchange Offer. The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Private Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Private Notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Solicitation of Tenders; Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF PRIVATE NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR PRIVATE NOTES PURSUANT TO THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF PRIVATE NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF PRIVATE NOTES TO TENDER.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on November 6, 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any Private Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Private Notes not previously accepted, if any of the conditions set forth herein under "-- Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the Private Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and the Company will extend the Exchange Offer to the extent required by law.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release thereof to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at a rate of 10 3/4% per annum. Interest on the Exchange Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999. Holders of Exchange Notes of record on January 1, 1999 will receive on January 15, 1999 an interest payment in an amount equal to (x) the accrued interest on such Exchange Notes from the date of issuance thereof to January 15, 1999, plus (y) the accrued interest on the previously held Private Notes from the date of issuance of such Private Notes (July 20, 1998) to the date of exchange thereof. Interest will not be paid on Private Notes that are accepted for exchange. The Exchange Notes mature on July 15, 2008.

PROCEDURES FOR TENDERING

     Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Private Notes to be exchanged and any other required documentation, to Chase Bank of Texas, National Association, as Exchange Agent, at the address set forth herein and therein or effect a tender of Private Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company, that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

     Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Private Notes by causing the Depositary to transfer such Private Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Private Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Alternatively, holders may tender by book-entry by complying, prior to 5:00 p.m., New York City time, on the Expiration Date, with DTC's ATOP procedures, including transmitting an Agent's Message to the Exchange Agent in which the holder of the Private Notes acknowledges and agrees to be bound by the terms of the Letter of Transmittal, which will confirm on behalf of the participant in ATOP and the beneficial owners of such Private Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required in the Letter of Transmittal and executed and transmitted the Letter of Transmittal to the Exchange Agent. See "-- Book-entry Transfer." DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Only a holder may tender its Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Private Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer) and any other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder will constitute an agreement between such holder, the Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the Private Notes held by a holder are tendered, the tendering holder should fill in the amount of Private Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Private Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES ACQUIRED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS ENGAGED IN, INTENDS TO ENGAGE IN OR HAS ANY ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF THE COMPANY AND (4) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE PRIVATE NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND (B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY OR ANY "AFFILIATE" THEREOF (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT

IN EXCHANGE FOR PRIVATE NOTES WHICH WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER. HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH HOLDER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION."

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT SUCH TENDER FOR HOLDERS, IN EACH CASE AS SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL.

     Any beneficial owner whose Private Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder listed therein, such Private Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Private Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Private Notes. If the Letter of Transmittal or any Private Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding, The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms, and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of

Private Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived by the Company will be returned by the Exchange Agent to the tendering holder unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion (a) to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date, and (b) to the extent permitted by applicable law, to purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Private Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Private Notes by causing such Book Entry Transfer Facility to transfer such Private Notes into the Exchange Agent's account with respect to the Private Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. ALTHOUGH DELIVERY OF PRIVATE NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE, OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH, WITH THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. ALTERNATIVELY, HOLDERS MAY TENDER BY BOOK-ENTRY BY COMPLYING, PRIOR TO THE EXPIRATION DATE, WITH DTC'S ATOP PROCEDURES, INCLUDING TRANSMITTING AN AGENT'S MESSAGE TO THE EXCHANGE AGENT. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's Private Notes and the principal amount of such Private Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Private Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Private Notes delivered electronically) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Private Notes in proper form for transfer (or confirma-tion of a book-entry transfer into the Exchange Agent's account at the Depositary of Private Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes or, in the case of Private Notes transferred by book-entry transfer, the name and number of the account at the Depositary to be credited, the principal amount of Private Notes to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Private Notes to register the transfer of such Private Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Any Private Notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if the Exchange Offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission.

     If the Company reasonably determines that such condition (that the Exchange Offer not violate applicable law, rules, regulations or interpretation of the Staff) is not satisfied, the Company may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders or (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "-- Withdrawal of Tenders").

SHELF REGISTRATION

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated within 210 calendar days of the Closing Date, the Company and the Subsidiary Guarantors will, at their expense, (i) as promptly as practicable, and in any event on or prior to 60 calendar days after such filing obligation arises, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Private Notes, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 45 calendar days after such filing occurs and (iii) keep effective the

Shelf Registration Statement until two years after the Closing Date (or such shorter period that will terminate when all the Private Notes covered thereby have been sold pursuant thereto or in certain other circumstances). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Private Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Private Notes. A holder of Private Notes that sells such Private Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). In addition, each holder of the Private Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Private Notes included in the Shelf Registration Statement.

ADDITIONAL INTEREST

     If (i) the Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Closing Date; (ii) the Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date; (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 210th calendar day after the Closing Date; (iv) either (A) the Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, subject to certain exceptions, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date, (each such event referred to in clause (i) through (iv) above, a "Registration Default"), then the per annum interest rate on the Notes will increase by 25 basis points following the 60-day period referred to in clause
(i) above, following the 180-day period referred to in clause (ii) above, following the 210-day period referred to in clause (iii) above or in the case of clause (iv) above, immediately following such Registration Default; and the per annum interest rate will increase by an additional 25 basis points at the beginning of such subsequent 30-day period in the case of clause (i), (ii) or
(iii) above, or 90-day period in the case of clause (iv) above; provided, however, that in no event will the per annum interest rate borne by the Notes be increased by more than 150 basis points. Upon the filing of the Registration Statement, the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, the interest borne by the Notes will be reduced to the original interest rate; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate may again be increased pursuant to the foregoing provisions.

     If the Company effects the Exchange Offer, it will be entitled to close the Exchange Offer 30 days after the commencement thereof provided that it has accepted all Private Notes theretofore validly tendered in accordance with the terms of the Exchange Offer.

TERMINATION OF CERTAIN RIGHTS

     All rights under the Registration Rights Agreement (including registration rights) of holders of the Private Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify such holders (including any broker-dealers) and certain parties related to such holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a transfer-restricted Private Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Private Notes pursuant to Rule 144A, (iii) use its best efforts to keep the Registration Statement effective and to amend and supplement the prospectus in order to permit the prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirement in order to resell the Exchange Notes and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of not less than 180 days after the Expiration Date.

EXCHANGE AGENT

     Chase Bank of Texas, National Association, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

    By Registered or Certified Mail or                          by Facsimile:
            Overnight Delivery                                 (214) 672-5746
 Chase Bank of Texas, National Association                  Confirm by Telephone
             1201 Main Street                                  (214) 672-5678
                18th Floor
             Dallas, TX 75202
             ATTN: Frank Ivins

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Private Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Private Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Private Notes tendered, or if tendered Private Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Private Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company as a result of the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions as to what action to take.

     Holders of the Private Notes who do not tender their Private Notes in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture and the Registration Rights Agreement, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. All untendered Private Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. Accordingly, the Private Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act; (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 promulgated under the Securities Act; (vi) in accordance with any other available exemption from the registration requirements under the Securities Act; (v) to the Company; or (vi) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the liquidity of the trading market for untendered Private Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Private Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of Private Notes in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) the holders of the Exchange Notes will not be entitled to registration or other rights under the Registration Rights Agreement, including the payment of additional interest upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. The Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1998 and as adjusted to reflect the issuance of the Notes offered hereby and the use of the net proceeds from the Private Offering to repay certain indebtedness.

                                                            AS OF JUNE 30, 1998
                                                   -------------------------------------
                                                    ACTUAL    PRO FORMA(1)   AS ADJUSTED
                                                   --------   ------------   -----------
                                                         (IN THOUSANDS, UNAUDITED)
Short-term debt:
  Current portion of long-term debt and capital
     lease obligations...........................     6,861        6,861         6,861
                                                   --------     --------      --------
          Total short-term debt..................     6,861        6,861         6,861
                                                   --------     --------      --------
Long-term debt and capital lease obligations, net
  of current portion:
  Short-Term Loan................................  $  2,500     $  7,500      $     --
  Revolving Credit Facility......................    20,000       20,000            --
  Equipment loan.................................     4,770        4,770         4,700
  Capital lease of vessel........................    25,421       25,421        25,421
  10 3/4% Senior Notes due 2008..................        --           --       100,000
                                                   --------     --------      --------
          Total long-term debt and capital lease
            obligations, net of current
            portion..............................  $ 52,691     $ 57,691      $130,191
                                                   --------     --------      --------
          Total stockholders' equity.............    87,820       87,820        87,820
                                                   --------     --------      --------
          Total capitalization...................  $140,511     $145,511      $218,011
                                                   ========     ========      ========

---------------

(1) Includes borrowings through the date of consummation of the Private
    Offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's audited and unaudited historical consolidated financial statements included herein.

GENERAL

     The Company's revenues are generated from the sale of onshore and offshore seismic data acquisition services and, commencing in March 1998, the sale of seismic shot-hole drilling and front end services. The Company focuses its onshore operations in logistically difficult wetland environments along the U.S. Gulf Coast, and focuses its offshore operations in congested areas in the North Sea and the U.S. Gulf of Mexico.

     With respect to its onshore operations, the Company's prices, and therefore its revenues, vary depending on demand for the Company's services, the number of acquisition crews of the Company, the acquisition capacity of each crew, the utilization rates of the Company's crews and the complexity and difficulty of the projects undertaken by each crew. The Company increased the channel capabilities of its two existing Opseis crews during 1996 and added a third Opseis crew in January 1997. At the end of the third quarter of 1997, the Company upgraded the channel capacity of each of its three crews to 2,350 channels from 1,850 channels. Thus, the Company has increased the number of crews operated and the acquisition capacities of its crews for the periods presented in the financial statements, which has contributed substantially to the increased revenues from period to period. In addition, the Company recently added a fourth onshore crew and upgraded all of its crews to 2,450 channels, which should further increase revenues in future periods.

     Revenues for less complex, easier to perform seismic acquisition projects tend to be lower than revenues for more complex, difficult to perform projects, even when the projects take the same amount of time for a crew to perform. The mix of more or less complex projects results in variations from period to period for revenues attributable to each crew. The projects performed by the Company's three onshore crews operating in 1997 were weighted more heavily towards complex projects than in 1996, further contributing to the increases in revenues in 1997 as compared to 1996.

     Similar to the Company's onshore operations, prices and revenues with respect to the offshore operations performed by ERI vary depending on demand for the number of vessels operated by the Company, the acquisition capacity of each vessel, utilization rates and the complexity and difficulty of the projects undertaken by each vessel. The Company operated four vessels in 1997 and during the third and fourth quarters of 1996, with only three vessels being operated during the first and second quarters of 1996. The Company also increased the streamer capacity of its vessels in mid-1996, so that the vessels operated in 1997 had greater data acquisition capabilities than in the first half of 1996. Thus, the Company has increased the number of vessels operated and the acquisition capacities of its vessels for the periods presented in the financial statements, which has contributed substantially to the increased revenues from period to period.

     The Company anticipates that an increasing percentage of its future offshore data acquisition projects will be multi-client surveys. Conducting multi-client surveys normally has little effect on operating margins in the short term because the Company will capitalize most of the costs relating to the acquisition of the multi-client data that are not offset by pre-funding. However, since revenues from multi-client projects only include pre-funding amounts during the acquisition of the data, and these pre-funding amounts are normally less than revenues for proprietary data acquisition projects, total revenues and net income tend to be less during multi-client acquisition projects than during proprietary acquisition projects. If the Company is able to make sales of the multi-client data after full amortization of the acquisition cost of the data (up to four years), the additional sales will result in revenues with little or no cost, increasing net income. Conversely, if the sales of the multi-client data are less than originally projected by management, the asset value of the data will be adjusted to equal the estimated net realizable value of the data (total estimated future sales less selling expenses), resulting in decreased net income. See Note B to the audited historical consolidated financial statements included herein for a description of the Company's multi-client data library accounting policies.

     Because the Company derives part of its offshore revenues from sales internationally, the Company is subject to risks relating to fluctuations in currency exchange rates. The Company's costs and revenues from offshore operations have historically been evenly divided between the U.S. dollar and the British pound. The Company's financial statements are prepared using the U.S. dollar as the functional currency, and, therefore, fluctuations in the exchange rate between the U.S. dollar and the British pound affect the Company's costs and revenues. Historically, fluctuations in exchange rates have not had a material impact on the Company's results of operations, and the Company does not currently engage in any currency hedging activities. As the Company expands its operations into new geographic markets, such as Latin America, Africa and Southeast Asia, which may involve more extensive currency risks, the Company intends to protect itself against foreign currency fluctuations. The Company generally intends to match foreign currency revenues and expenses in order to balance its net position of receivables and payables denominated in foreign currencies and by endeavoring to require its customers to pay for services in U.S. dollars and, to a lesser extent, by purchasing foreign exchange contracts and other foreign exchange instruments and implementing other procedures to counteract currency fluctuations.

     The Company generally provides services to a relatively small group of key customers that account for a significant percentage of the accounts receivable of the Company at any given time. The Company's key customers vary over time, but have historically included Seitel and its subsidiaries. The Company extends credit to various companies in the oil and gas industry, including its key customers, for the acquisition of seismic data, which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in the economic or other conditions of the Company's key clients and may accordingly impact the Company's overall credit risk. As of June 30, 1998, the Company had one receivable from a customer of approximately $2.4 million that was over one year old. In light of the age of this receivable, the Company has increased its reserve for doubtful accounts to $450,000 as of June 30, 1998. Historical credit losses incurred on receivables by the Company have been immaterial.

PRO FORMA RESULTS OF OPERATIONS

     The following discussion of the results of operations is divided into a discussion of the Company's onshore operations, which were conducted by the Company, and the Company's offshore operations, which were conducted by ERI prior to the consummation of the IPO and the ERI Acquisition on August 11, 1997. These discussions are presented for the periods ended on and prior to December 31, 1997 based on the unaudited pro forma revenues and expenses of the separate companies including periods prior to the ERI Acquisition. The revenues of the Company include intercompany profits from work performed for Seitel and its subsidiaries prior to the IPO.

ONSHORE OPERATIONS

  Historical Six Months Ended June 30, 1998 Compared to Pro Forma Six Months Ended June 30, 1997

     Revenue increased 44% from $27.9 million in the first six months of 1997 to $40.3 million in the first six months of 1998, primarily due to the Company's third onshore crew, acquired during the first quarter of 1997, operating for the entire period in 1998, the Company's fourth onshore crew, acquired at the end of the first quarter of 1998, operating for the entire second quarter of 1998, as well as higher revenues derived from the increased channel capacity of the Company's crews from 1,850 channels per crew in the 1997 period to 2,450 channels per crew in the 1998 period and revenue from the front end services business acquired late in the first quarter of 1998.

     Operating costs (excluding depreciation) increased 39% from $20.8 million in the first six months of 1997 to $28.9 million in the first six months of 1998, primarily due to the operations of the third onshore crew for the entire 1998 period and the operations of the fourth onshore crew and the front end services business, both of which were acquired at the end of the first quarter of 1998. Operating margin percentage improved to 28.3% for the 1998 period compared to an operating margin of 25.4% for the 1997 period.

     Depreciation and amortization increased 57% from $2.8 million in the first six months of 1997 to $4.4 million in the first six months of 1998, resulting from operating three crews for the entire period in 1998, depreciation and amortization from the Company's fourth onshore crew and the front end services business, both of which were acquired at the end of the first quarter of 1998, and the increased depreciation associated with the upgrade to 2,450 channels in the 1998 period versus three crews at 1,850 channels in the 1997 period. Selling, general and administrative expenses increased 71% from $2.1 million in the first six months of 1997 to $3.6 million in the first six months of 1998, primarily due to the addition of administrative staff to support the expanded operations and additional corporate staff and corporate office expenses.

  Pro Forma Year Ended December 31, 1997 Compared to 1996

     Revenue increased 28% from $47.3 million in 1996 to $60.7 million in 1997, primarily due to the addition of a third Opseis crew in January 1997. Additionally, the surveys performed by the Company's crews in the 1997 period were in more difficult logistical and environmental areas, providing higher contract prices per crew, than the surveys performed in the 1996 period.

     Operating costs (excluding depreciation) increased 25% from $34.9 million in 1996 to $43.6 million in 1997, primarily due to the addition of the third crew in the 1997 period. Operating margin (revenues less operating costs as a percentage of revenues) increased from 26.2% in 1996 to 28.2% in 1997 as a result of these changes in revenues and operating costs.

     Depreciation and amortization increased 76% from $3.4 million in 1996 to $6.0 million in 1997, resulting from operating three crews in the 1997 period versus two in the 1996 period and from depreciation of marine seismic equipment purchased by Eagle in July 1996 and leased to a subsidiary of ERI.

     Selling, general and administrative expenses increased 58% from $3.8 million in 1996 to $6.0 million in 1997, primarily due to the addition of administrative staff to support expanded operations and additional corporate staff and related expenses incurred subsequent to the IPO.

     Net interest expense decreased from $500,000 in the 1996 period to $0 in the 1997 period due to the retirement of all debt and capital leases and interest income with proceeds from the IPO.

OFFSHORE OPERATIONS

  Historical Six Months Ended June 30, 1998 Compared to Pro Forma Six Months Ended June 30, 1997

     Revenue decreased 19% from $22.2 million in the 1997 period to $18.0 million in the 1998 period, primarily due to the decrease in vessel availability during the first quarter of 1998. The Company's vessel the Labrador Horizon was in drydock for the entire first quarter of 1998 completing a $22 million upgrade, the vessel Discoverer underwent a bi-annual maintenance inspection, and the vessel Abshire Tide was decommissioned and replaced by the Celtic Horizon, which required shipyard work prior to commencing service. Additionally, the Discoverer, the Abshire Tide, and later the Celtic Horizon, were working during the 1998 period acquiring multi-client data, which instead of generating current revenue, will generate revenue in the future as data is licensed to customers. During the 1997 period, the Discoverer and the Abshire Tide acquired data on a contract basis resulting in higher revenues during the period.

     Operating expenses (excluding depreciation) decreased 27% from $15.3 million in the 1997 period to $11.1 million in the 1998 period due to the decrease in vessel utilization during the first quarter of 1998. Operating margins improved to 38.3% for the 1998 period as compared to 31.1% for the 1997 period.

     Depreciation and amortization decreased 6% from $3.5 million in the 1997 period to $3.3 million in the 1998 period, resulting from the decrease in vessel utilization during the first quarter of 1998 partially offset by additional depreciation during the second quarter of 1998 from the upgrade to six streamers on the Labrador Horizon and additional equipment purchased for the Celtic Horizon.

     Selling, general and administrative expenses increased from $1.3 million in the 1997 period to $1.8 million in the 1998 period due to increases in personnel required for the expansion of the Company's vessel fleet. Net interest expense decreased from $297,000 in the 1997 period to $86,000 in the 1998 period due to the retirement of certain debt and capital leases from the proceeds of the IPO in 1997.

HISTORICAL RESULTS OF OPERATIONS

     The following is a discussion of the historical results of operations of the Company, including the results of ERI following the ERI Acquisition. The revenues of the Company include intercompany profits from work performed for Seitel prior to the IPO.

  Historical Six Months Ended June 30, 1998 Compared to Historical Six Months Ended June 30, 1997

     Revenues increased 102% from $28.8 million in the first six months of 1997 to $58.2 million in the first six months of 1998 due to the addition of a third onshore seismic crew in January 1997, the acquisition of ERI in August 1997, the addition of a fourth onshore seismic crew at the end of the first quarter of 1998 and the acquisition of the front end services business at the end of the first quarter of 1998.

     Operating expenses increased 92% from $20.8 million in the 1997 period to $40.0 million in the 1998 period also due to the addition of the third onshore seismic crew in January 1997, the ERI Acquisition in August 1997, the addition of a fourth onshore seismic crew at the end of the first quarter of 1998 and the acquisition of the front end services business at the end of the first quarter of 1998. Operating margins increased from 27.8% in the 1997 period to 31.3% in the 1998 period.

     Depreciation and amortization increased 175% from $2.8 million in the 1997 period to $7.7 million in the 1998 period due primarily to the addition of the third onshore seismic crew in January 1997, depreciation and goodwill amortization associated with the ERI Acquisition, depreciation associated with the fourth onshore seismic crew, and depreciation and goodwill amortization associated with the acquisition of the front end services business, both of which occurred at the end of the first quarter of 1998.

     Selling, general and administrative expenses increased 238% from $1.6 million in the 1997 period to $5.4 million in the 1998 period due to the addition of staff to support the Company's expanded operations, expenses for corporate staff and related expenses added subsequent to the IPO, and general and administrative expenses of ERI incurred subsequent to the ERI Acquisition.

     Net interest and other expense increased from $34,000 in the 1997 period to $351,000 in the 1998 period due to interest expense from the Revolving Credit Facility on borrowings used to fund the expansion of the Company's offshore seismic vessel fleet through the purchase and upgrade of the vessels Austral Horizon and Atlantic Horizon.

  Historical Year Ended December 31, 1997 Compared to December 31, 1996

     Revenues increased 64% from $48.1 million in 1996 to $79.1 million in 1997 due to the addition of a third onshore seismic crew in January 1997, and the ERI Acquisition in August 1997.

     Operating expenses increased 62% from $34.9 million in 1996 to $56.5 million in 1997 also due to the addition of the third onshore seismic crew in January 1997 and the ERI Acquisition in August 1997. Operating margins improved from 27.4% in 1996 to 28.6% in 1997.

     Depreciation and amortization increased 153% from $3.4 million in 1996 to $8.6 million in 1997 due primarily to the addition of the third onshore seismic crew in January 1997, and depreciation and goodwill amortization associated with the ERI Acquisition.

     Selling, general and administrative expenses increased 137% from $2.7 million in 1996 to $6.4 million in 1997 due to the addition of staff to support the Company's expanded operations, expenses related to corporate staff and related expenses added subsequent to the IPO, and general and administrative expenses of ERI incurred subsequent to the ERI Acquisition.

     Interest and other expense decreased from $531,000 in 1996 to $205,000 in 1997 due to interest savings related to the retirement of the Company's debt and capital leases and interest income earned on the net proceeds from the IPO.

  Historical Year Ended December 31, 1996 Compared to December 31, 1995

     Revenues increased 64% from $29.3 million for 1995 to $48.1 million for 1996. This increase in revenue was primarily due to increased production from the two crews operating in 1996 and higher prices due to these crews performing a greater proportion of higher definition seismic data acquisition services than in 1995 and performing seismic data acquisition services in logistically and environmentally more difficult areas than in 1995. The Company increased the channel capacity of both crews during 1996 by approximately 20% over their 1995 channel capacity. This enabled each crew to acquire more seismic data, resulting in higher revenues.

     Operating costs (excluding depreciation and amortization) increased 66% from $21.0 million for 1995 to $34.9 million for 1996, reflecting the higher costs associated with performing services in logistically and environmentally difficult areas. These higher costs were primarily attributable to additional subcontract service and labor costs. Operating margin percentages changed only slightly from 28.3% for 1995 to 27.4% for 1996.

     Depreciation and amortization increased 36% from $2.5 million in 1995 to $3.4 million in 1996, primarily as a result of depreciation related to additional equipment costs from the increased channel capacity of both crews and additional capital purchases for both crews during 1996. Selling, general and administrative expenses decreased slightly, from $2.9 million in 1995 to $2.7 million in 1996, primarily due to cost saving measures implemented in 1996. Net interest expense increased from $408,000 in 1995 to $531,000 in 1996, reflecting additional financing costs for equipment purchases made during 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to the IPO, the Company was a wholly-owned subsidiary of Seitel. In the past, Seitel guaranteed certain indebtedness of the Company and made loans to the Company. All of such debt owed to Seitel was repaid with part of the net proceeds of the IPO. The Company's borrowing costs may be greater than historical borrowing costs as a result of having to obtain financing based on its own creditworthiness. Therefore, the historical liquidity and capital resources of the Company may not be indicative of the Company's future liquidity and capital resources.

     Prior to the IPO, revenues for services provided by the Company to Seitel were based on prices charged to unaffiliated third parties for similar work. These revenues included a profit component. Prior to the consummation of the IPO, the Company declared and paid a dividend to Seitel to eliminate these intercompany profits. The amount of such dividend was $6.7 million.

     The Company had a working capital deficit of $9.0 million as of June 30, 1998. The indebtedness of the Company as of such date consisted of borrowings under its Revolving Credit Facility, the Short-Term Loan, The Fleet Capital Loan, and the British Linen Capital Lease, totaling approximately $59.6 million.

     The Company has an agreement with Bank One, Texas, N.A. with respect to a $20.0 million revolving credit facility (the "Revolving Credit Facility") secured by the Company's accounts receivable. The amount the Company may borrow under the revolving credit facility is limited to a borrowing base that is equal to 90% of eligible U.S. and U.K. investment grade accounts receivable, 100% of receivables secured by acceptable letters of credit and 80% of non-graded U.S. or foreign receivables and other eligible receivables approved by the bank. Interest only is payable monthly or at the end of LIBOR interest periods, and the credit facility is payable in full on June 1, 1999. Mandatory prepayments are required if borrowings exceed the borrowing base. Interest accrues under the credit facility at the bank's base rate or at LIBOR plus a spread of 1.375% if the Company's debt to net worth ratio is less than 1 to 1 and 1.625% if such ratio is equal to or greater than 1 to 1. As of June 30, 1998, $20.0 million was available for borrowing under the facility and $20.0 million of borrowings were outstanding. On July 20, 1998, the $20 million of borrowings outstanding was repaid with proceeds from the Offering.

     In June 1998, the Company entered into a $29.0 million short-term loan (the "Short-Term Loan") with Bank One, Texas, N.A. to fund part of the cost of the upgrades to two of its seismic vessels, the Austral Horizon and the Atlantic Horizon, pending completion of the Private Offering. The maximum amount borrowed under this loan was $7.5 million, which was repaid in full on July 20, 1998 with a portion of the proceeds of the Private Offering. Interest accrued under this loan at the bank's base rate or LIBOR plus 2% and was payable monthly or at the end of applicable LIBOR interest periods.

     The Company has expanded its existing data acquisition capabilities by increasing the streamer towing capacity of its seismic vessel the Labrador Horizon. The upgrades to this vessel were initiated late in the fourth quarter of 1997 and were completed at the end of the first quarter of 1998. The capital cost of these upgrades was approximately $22.0 million.

     In April 1998, the Company entered into an agreement with British Linen Bank for the financing of the Labrador Horizon upgrade and the refinancing of the existing capital lease of this vessel. As part of this financing, British Linen Bank purchased the vessel from the previous owner, funded approximately $20.0 million of the upgrades to the vessel, and entered into a capital lease of the vessel (the "British Linen Capital Lease") to the Company for a five-year term commencing upon completion of the upgrades, for a total commitment of approximately $31.3 million. The facility bears interest at a rate of LIBOR plus 1.375% and required the Company to post a security deposit of approximately $5 million with scheduled amounts to be refunded based upon a predetermined formula. Additionally, the Company has the option to acquire the vessel at the end of the term of the capital lease for a price of 0.1% of the total facility commitment.

     The Company is currently upgrading and equipping two additional offshore seismic vessels at an aggregate capital cost of approximately $98.8 million. The Company acquired the two vessels, the Austral Horizon and the Atlantic Horizon, during the fourth quarter of 1997 for purchase prices of approximately $1.6 million and $3.6 million, respectively. These acquisitions were funded with cash flows from operations. The Company expects to complete the upgrade and outfitting of the vessels during the third and fourth quarters of 1998. The costs to outfit and equip the two vessels will be approximately $34.3 million for the Austral Horizon and approximately $59.3 million for the Atlantic Horizon. As of August 1, 1998 the Company had expended $50.6 million (including acquisition costs) and had $39.4 million of capital commitments outstanding related to these projects. The Company funded these capital costs on an interim basis with borrowings from the Revolving Credit Facility and the Short-Term Loan. These borrowings were repaid on July 20, 1998 with proceeds from the Private Offering and the remaining upgrade costs will be paid from the remaining proceeds of the Private Offering.

     In March 1998, the Company acquired the common stock of a privately-held company providing seismic shot-hole drilling and front-end services, for a price of approximately $6.3 million, consisting of approximately $4.3 million in cash and 98,360 shares of the Company's common stock and deferred compensation payable to the former owner of $500,000. The Company financed the cash portion of the acquisition with a combination of cash flows from operations and borrowings from the Company's Revolving Credit Facility.

     In April 1998, the Company obtained a term loan (the "Fleet Capital Loan") with Fleet Capital Corporation for the financing of an Opseis system for approximately $5.9 million. The loan is for a period of five years and bears interest at a fixed rate of 7.36%. Monthly payments of approximately $117,000 are payable under the loan with the Opseis system pledged as security for the loan.

     On July 20, 1998, the Company completed an offering of $100 million of 10 3/4% Senior Notes due 2008 in a private placement transaction which resulted in net proceeds to the Company of approximately $96.4 million after deducting offering-related expenses. The proceeds of the Private Offering were used to repay $27.5 million of borrowings outstanding on the Revolving Credit Facility and the Short-Term Loan, with the remaining proceeds to be used to complete the upgrades for the vessels Austral Horizon and Atlantic Horizon and for general corporate purposes.

     The Company will be required to fund the portion of the acquisition costs for multi-client data that is not covered by pre-acquisition licensing commitments. These funding requirements will vary depending on the cost of the data acquisition project, the amount of pre-acquisition licensing commitments, and the amount of any costs funded by any third parties who participate in the projects. The Company will evaluate each multi-client project in light of the capital requirements of the project and the Company's other capital commitments as compared to the Company's liquidity and capital resources.

     The Company believes that its planned capital expenditures and operating requirements through the end of 1998 will be funded from the Revolving Credit Facility, additional equipment financing, the Company's cash flow from operations and the net proceeds of the Private Offering. The Company anticipates that its cash flow from operations will be sufficient to fund its operating requirements for the foreseeable future, and that any additional capital expenditures will be funded from the Company's cash flow from operations and additional debt financing. If the Company is not able to obtain additional financing, it will be unable to make such capital expenditures and the Company's financial position and results of operations may be materially and adversely affected as a result.

IMPACT OF INFLATION AND CHANGING PRICES

     The general availability of seismic equipment and crews and the level of exploration activity in the oil and gas industry directly affect the cost of creating seismic data. The level of exploration activity is dependent on the commodity price levels of oil and natural gas. The pricing of the Company's products and services is primarily a function of these factors. For these reasons, the Company does not believe inflationary trends have had any significant impact on its financial operating results during the three years ended December 31, 1997.

YEAR 2000

     The Company is currently in the process of evaluating its computer hardware and software systems to ensure such programs and systems will be able to process transactions in the year 2000 ("Y2K"). The Company is also currently identifying other equipment which contains embedded electronics that may render the equipment inoperable in the year 2000 and is evaluating the plans of its material suppliers and vendors to become Y2K compliant. The Company anticipates it will have hardware and software critical to its operation Y2K compliant before the end of 1999. The Company is currently evaluating the time table upon which all other hardware, software, and equipment can be made Y2K compliant and will target a date when the evaluation is complete.

     Although it is not possible to accurately estimate the costs of this information systems analysis, at this time the Company expects that such costs will not be material to the Company's financial position or the results of operations. There can be no assurance, however, that the Company, its suppliers and vendors or their respective software vendors will complete all modifications to all material information technology systems in a timely manner, or as to the costs associated with the Company becoming Y2K compliant, or the costs of the failure of any of the Company's vendors failing to become Y2K compliant.

     The Company's risks due to failure of computer hardware and software not being Y2K compliant include the risk that the Company's seismic recording systems will not operate properly or as efficiently, thus causing an unexpected decline in revenue. The Company also risks not being able to record and process transactions properly in its accounting system. Such risks could lead to a material business interruption and could have a material adverse impact on the Company's results of operations, although the amount can not be estimated. The Company will continue to consider the likelihood of a material business interruption due to the Year 2000 Problem, and if necessary, implement an appropriate contingency plan.

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued, and the Private Notes were issued, pursuant to an Indenture dated July 20, 1998 among the Company, the Subsidiary Guarantors referred to below and Chase Bank of Texas, National Association, trustee (the "Trustee"), a copy of which is available from the Company upon request. The Private Notes were issued on July 20, 1998 in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and prospective Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Notes and the Indenture. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions" below.

GENERAL

     The Notes will mature on July 15, 2008, will be initially limited to $100,000,000 aggregate principal amount and will be senior unsecured obligations of the Company. Each Note will bear interest at 10 3/4% per annum from July 20, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year, commencing January 15, 1999, until the principal thereof is paid or duly provided for, to the person in whose name the Note (or any predecessor
Note) is registered at the close of business on the January 1 or July 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee located in The City of New
York); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Subject to the covenants described below under "Certain Covenants" and applicable laws, the Company may, from time to time, issue additional Notes (the "Additional Notes") under the Indenture. The Notes offered hereby and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

     As of the date hereof, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

     Any Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

     The Notes will not be entitled to the benefit of any sinking fund.

SUBSIDIARY GUARANTEES

     Payment of the principal of (and premium, if any, on) and interest on the Notes, when and as the same become due and payable, is guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors referred to below. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance."

     The Indenture requires that all of the Company's current and future Restricted Subsidiaries that are organized under the laws of any state of the United States or the District of Columbia be Subsidiary Guarantors. The Subsidiary Guarantors as of the date hereof are Eagle Geophysical Onshore, Inc, Eagle Geophysical Offshore, Inc., Eagle Geophysical Royalty, Inc. (f/k/a Eagle Geophysical Leasing, Inc.), Eagle Geophysical de Mexico, Inc., Eagle Front End Services, Inc., Eagle Geophysical Management, Inc., Eagle Geophysical GOM, Inc., Eagle Front End Services, Ltd., Eagle Geophysical de Colombia, Inc., Austral Horizon, Inc., Atlantic Horizon, Inc. Eagle Geophysical de Bolivia, Inc. and Eagle Geophysical de Ecuador, Inc. Restricted Subsidiaries that are organized under the laws of jurisdictions outside the United States will not be required to be Subsidiary Guarantors.

     The Indenture requires that the Austral Horizon and the Atlantic Horizon, and any assets or properties acquired with the Net Cash Proceeds from the sale of either such vessel pursuant to the "Limitation on Certain Asset Sales" covenant, be owned by the Company or a Subsidiary Guarantor.

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into any other person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than the Company or another Subsidiary Guarantor) unless: (a) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

     The Indenture provides that, in the event of (a) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a person that is not an Affiliate of the Company, (b) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a person that is not an Affiliate of the Company or (c) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Indenture, then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any holder of the Notes; provided that the Net Proceeds of any such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant.

RANKING

     The Notes and the Subsidiary Guarantees are senior unsecured obligations of the respective obligors and rank pari passu in right of payment with all other existing and future senior obligations of the Company and the Subsidiary Guarantors, respectively. The Notes and the Subsidiary Guarantees are effectively subordinated to all of the Company's secured debt, including amounts outstanding under the Revolving Credit Facility, to the extent of the value of the assets securing such loans. The Notes are also structurally subordinated to all liabilities, including trade payables, of the Company's Subsidiaries that are not Subsidiary Guarantors. As of June 30, 1998, on a pro forma basis after giving effect to the Private Offering and the use of proceeds therefrom, the Company would have had approximately $37.1 million of consolidated debt and capital lease obligations outstanding other than the Notes (excluding accounts payable), of which $5.8 million would have been senior secured debt of a Subsidiary Guarantor and $31.3 million would have been a capital lease obligation of one of the Company's Subsidiaries that is not a Subsidiary Guarantor. In addition, the Company's Subsidiaries that are not Subsidiary Guarantors had approximately $21.2 million of trade payables as of June 30, 1998. Subject to certain limitations, the Company and its Restricted Subsidiaries may incur additional Debt in the future.

REDEMPTION

     The Notes are redeemable, at the election of the Company, as a whole or from time to time in part, at any time on or after July 15, 2003, on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                                                    REDEMPTION
                      YEAR                            PRICE
                      ----                          ----------
2003.............................................    105.375%
2004.............................................    103.583
2005.............................................    101.792

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the redemption date.

     In addition, at any time or from time to time prior to July 15, 2001, the Company may at its option redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 110.75% of the principal amount thereof, together with accrued interest, if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding. Any such redemption must be made within 90 days of the related Equity Offering.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by lot or such other method as the Trustee deems fair and appropriate.

CERTAIN DEFINITIONS

     "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "Consolidation, Merger and Sale of Assets," (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant,
(iv) representing obsolete or permanently retired equipment and facilities, (v) the gross proceeds of which (exclusive of indemnities) do not exceed $500,000 for any particular item or $1,000,000 in the aggregate for any fiscal year, or
(vi) that is a lease of a towed-streamer seismic data acquisition vessel owned by the Company or any Restricted Subsidiary, provided that (A) such lease shall not provide for the acquisition of such vessel by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted, (B) the term of such lease shall not exceed twelve months, (C) such lease shall provide that upon an Event of Default under the Indenture such lease would automatically terminate, (D) not more than the greater of (I) one such vessel or (II) one-third of all of such vessels may be subject to such a lease at any one time and (E) the Company or a Restricted Subsidiary shall retain legal title to such vessel at all times during the term of such lease.

     "Bank" means Bank One, Texas, N.A., and other institutions that from time to time are lenders under the Revolving Credit Facility.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated).

     "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company.

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions described under "Consolidation, Merger and Sales of Assets."

     "Closing Date" means the date on which the Private Notes were originally issued under the Indenture.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and
(e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period (a) Consolidated Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any person other than the Company and its Restricted Subsidiaries), plus (c) all interest on any Debt of any person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof for such period.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) the amount of every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such

Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than as the holder of Voting Stock of the Company).

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below.

     "Equity Offering" means an offer and sale by the Company of its common stock (which is Qualified Stock) for cash to a person or persons other than a Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

     "Investment" in any person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person, or the making of any investment in such person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iv) of the "Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries" covenant described below. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Multi-Client Survey" means a seismic survey whereby the Company or a Restricted Subsidiary acquires certain seismic data in which it directly or indirectly retains ownership rights, revenue interests or similar interests in the future economic benefits thereof and which data is to be licensed to customers on a non-transferable, non-exclusive basis.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Permitted Investments" means any of the following:

          (a) Investments in (i) securities with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and
     (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service Inc. or Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

          (b) Investments by the Company or any Restricted Subsidiary in another person, if as a result of such Investment such other person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

          (c) Investments by the Company or any of the Restricted Subsidiaries in any one or the other of them.

          (d) Investments in existence on the Closing Date.

          (e) Promissory notes received as a result of Asset Sales permitted under the "Limitation on Certain Asset Sales" covenant.

          (f) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding

     $750,000, plus the amount of direct or indirect loans to employees for relocation expenses, plus advances to employees in the ordinary course of business for travel and other business expenses.

          (g) Investments in assets owned or used in the ordinary course of business.

          (h) Other Investments in a business substantially similar, or related, to the business conducted by the Company and its Restricted Subsidiaries provided that such Investments do not exceed $5,000,000 in the aggregate at any time outstanding.

          (i) Investments by the Company or any Restricted Subsidiary in any person in connection with Multi-Client Surveys in an aggregate amount outstanding at any time not exceeding $5,000,000.

          (j) Investments in any person in the form of a capital contribution of the Company's Qualified Stock.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility dated October 21, 1997, as amended June 10, 1998, between the Company and the Bank, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     "Subordinated Debt" means Debt of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

     "Subsidiary Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Debt. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been greater than 2.5 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Debt by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) interest on Debt bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) if such Debt bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     On a pro-forma basis after giving effect to this offering and the use of the net proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio for the four quarters ended June 30, 1998 would have been 2.15:1.

     Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Restricted Subsidiary under the Revolving Credit Facility or one or more other credit facilities in an aggregate principal amount at any one time outstanding not to exceed

     $25,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to the "Limitation on Certain Asset Sales" covenant, together with guarantees (if any) of such Debt by a Restricted Subsidiary, plus an amount equal to (A) the excess of 85% of the aggregate book value of the accounts receivable (net of bad debt reserves) and 50% of the aggregate net book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP as of the last day of the immediately preceding four full fiscal quarters for which internal financial statements are available over (B) $25,000,000.

          (ii) Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Debt described under clause (i) above.

          (iii) Debt of the Company or any Restricted Subsidiary incurred in respect of letters of credit, bankers' acceptances or similar facilities entered into in the ordinary course of business.

          (iv) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by a Subsidiary Guarantor to the Company or any Wholly-Owned Restricted Subsidiary (provided that such Debt is held by the Company or such Restricted Subsidiary and constitutes Subordinated Debt) or owed by a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or another Restricted Subsidiary; provided the incurrence of such Debt did not violate the "Limitations on Restricted Payments" covenant.

          (v) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (vi) Debt represented by the Notes (other than the Additional Notes) and the Subsidiary Guarantees.

          (vii) Debt of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.

          (viii) (A) Capitalized Lease Obligations of the Company or a Restricted Subsidiary, and (B) Debt of the Company or a Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate amount of Debt under this clause (viii) does not exceed $10,000,000 at any one time outstanding.

          (ix) Guarantees by any Restricted Subsidiary made in accordance with the provisions of the "Limitation on Guarantees of Debt by Restricted Subsidiaries" covenant.

          (x) Debt of the Company or a Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

          (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt incurred pursuant to clause (i), (vii),
     (viii) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced and (C) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     For the purpose of determining compliance with this covenant, if an item of Debt meets the criteria of more than one of the types of Permitted Debt described in the above clauses, the Company or the Restricted Subsidiary in question shall have the right to determine the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable.

     Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

          (d) make any Investment (other than a Permitted Investment) in any person

     (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

             (i) no Default or Event of Default has occurred and is continuing,

             (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant and

             (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurs to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount), plus

                (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation proceeds of an Equity Offering received by the Company that are used by it to redeem Notes as discussed above); plus

                (C) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

                (D) $5,000,000.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clause (e) and (f) below) no Default or Event of Default has occurred and is continuing or would occur:

          (a) The payment of any dividend within 60 days after the date of declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (c) The purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

          (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (xi) of the definition of Permitted Debt.

          (e) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to the "Purchase of Notes upon a Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

          (f) The purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the initial issuance of the Notes does not exceed $500,000 in any fiscal year.

          (g) Repurchases of Capital Stock of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options or stock appreciation rights if such Capital Stock represents a portion of the exercise price of such options or rights; provided that any payments made pursuant to this clause (g) may not exceed in the aggregate $100,000 in any fiscal year.

     The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
     (iii) of the first paragraph of this covenant and the payments described in clauses (a) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii) of the first paragraph of this covenant.

     For the purpose of making any calculations under the Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income of the Company for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     Purchase of Notes upon a Change of Control. If a Change of Control occurs at any time, then each holder of Notes will have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

     Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "Events of Default."

     One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See "-- Certain Definitions" above for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any Restricted Subsidiary to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

     Limitation on Certain Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% (A) cash or cash equivalents or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked pari passu with the Notes and release of the Company or such Restricted Subsidiary from all liability on such Debt, or a combination of the foregoing.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Revolving Credit Facility or other credit facility referred to in clause (i) of the definition of Permitted Debt or to the repayment of other senior Debt of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (b)(i) or (b)(ii) (without regard to the parenthetical contained in such clause (b)(ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, but less than $2,500,000, or between the Company (or its Subsidiaries) and Seitel (or its subsidiaries) in the ordinary course of business involving aggregate payments in excess of $1,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above ("Officers' Certificate") or (ii) with respect to any transaction or series of related transactions involving aggregate payments equal to or in excess of $2,500,000, but less than $7,500,000 (not including transactions with Seitel or its subsidiaries, falling under clause (i) above), the Company delivers (A) an Officers' Certificate and (B) such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (iii) with respect to a transaction or series of related transactions involving aggregate payments equal to or in excess of $7,500,000 (not including transactions with Seitel or its subsidiaries, falling under clause (i) above) the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant will not restrict any of the following:

          (A) Transactions among the Company and/or its Wholly-Owned Restricted Subsidiaries.

          (B) The Company from paying (i) reasonable compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary and (ii) reasonable compensation to officers of the Company or any Restricted Subsidiary.

          (C) Transactions permitted by the provisions of the "Limitations on Restricted Payments" covenant.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary,
(c) make loans or advances to the Company or any other Restricted Subsidiary,
(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee Debt of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (i) Any agreement in effect on the Closing Date.

          (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

          (iii) The refinancing or successive refinancings of Debt incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement.

          (iv) Any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such person would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     Limitation on Guarantees of Debt by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any other Restricted Subsidiary, provided, however, that any Restricted Subsidiary may guarantee, assume or become liable for the payment of Debt of the Company if (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Debt is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

     Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will automatically and unconditionally be released and discharged upon (i) any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

     The foregoing restriction shall not apply to any guarantee, assumption or liability in existence as of the Closing Date.

     Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary provides credit support for or guarantee of, any Debt or is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

     (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted
Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant (treating any Debt of such Unrestricted Subsidiary as the incurrence of Debt by a Restricted Subsidiary).

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Debt which is pari passu or Subordinated Debt, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and
(b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

     Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, incur any of the following Liens ("Permitted Liens"):

          (i) Liens (other than Liens securing Debt under the Revolving Credit Facility) existing as of the Closing Date.

          (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Debt under the Revolving Credit Facility and/or other credit facilities in a principal amount not to exceed the principal amount of the outstanding Debt permitted by clause (i) of the definition of "Permitted Debt."

          (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary.

          (iv) Liens securing the Notes or any Subsidiary Guarantee.

          (v) Liens representing the interest or title of lessors under Capitalized Lease Obligations or Liens securing purchase money mortgages or purchase money security interests.

          (vi) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Debt by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired in connection with the incurrence of such Acquired Debt.

          (vii) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (vii) of the definition of "Permitted Debt."

          (viii) Statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings.

          (ix) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

          (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money).

          (xi) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business.

          (xii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired.

          (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

          (xiv) Liens incidental to the conduct by the Company or its Restricted Subsidiaries of Multi-Client Surveys (including without limitation, licenses, participation rights, rebate or revenue sharing obligations, joint ownership, or similar encumbrances), provided that such Liens have not arisen in connection with the incurrence of Debt.

          (xv) Liens encumbering towed-streamer seismic data acquisition vessels owned by the Company or a Restricted Subsidiary pursuant to leases thereof in accordance with clause (vi) of the last sentence of the definition of Asset Sale.

          (xvi) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xv); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

     Reports. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Sections 13(a) or 15(d) under the Exchange Act. The Company will also be required (a) to supply to the Trustee and each holder of Notes, or supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request. In addition, at all times prior to the earlier of the date of the Registration and the date six months after the Closing Date, the Company will, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the Registration, the Company will supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge with or into any other person or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (in one transaction or a series of related transactions), unless each of the following conditions is satisfied:

          (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the

     Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

          (d) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

          (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

          (g) If the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

EVENTS OF DEFAULT

     Each of the following are "Events of Default" under the Indenture:

          (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 60 days.

          (b) Default in the payment of the principal of (or premium, if any, on) any Note when due either at maturity, upon any redemption or pursuant to a purchase by the Company pursuant to the "Change in Control" covenant or the "Limitation on Certain Asset Sales" covenant.

          (c) Failure to perform or comply with the Indenture provisions described under "Consolidation, Merger and Sale of Assets."

          (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding.

          (e) (i) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Restricted Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt.

          (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 30 days.

          (g) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

          (h) Any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding.

     If an Event of Default (other than as specified in clause (g) above) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders will, declare the principal of all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal will become due and payable immediately. If an Event of Default specified in clause (g) above occurs and is continuing, then the principal of all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and, (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Notes.

     The Company is required to furnish to the Trustee annual statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five business days of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Guarantors with respect to certain covenants set forth in the Indenture and described under "Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. Government Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (g) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under "Defeasance or Covenant Defeasance of Indenture") have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) the Company has irrevocably notified the Trustee to call such Notes for redemption within one year under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of the Indenture and any Subsidiary Guarantee may be made by the Company, any affected Subsidiary Guarantor and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture; or

          (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

     Without the consent of the holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), no waiver or amendment to the Indenture may make any change in the provisions described above under the caption "Change of Control" above after the mailing of an offer with respect to a Change of Control Offer that adversely affects the rights of any holder of Notes.

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture and any Subsidiary Guarantee.

     Without the consent of any holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes: (1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; or
(2) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company; or (3) to add additional Events of Defaults; or (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (6) to secure the Notes; or (7) to add new Subsidiary Guarantors or release Subsidiary Guarantors in accordance with the terms of the Indenture; or
(8) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or
(9) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or (10) to make any other change that does not adversely affect the rights of any holder.

THE TRUSTEE

     Chase Bank of Texas, National Association, the Trustee under the Indenture, is the initial paying agent and registrar for the Notes.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

GOVERNING LAW

     The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

     The Private Notes were initially issued in fully registered form without interest coupons, represented by one global Note in definitive, fully registered form without interest coupons (the "Private Global Note") and were deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

     The Private Notes, to the extent validly tendered and accepted and directed by their holders in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for a beneficial interest in one global Note (the "Exchange Global Note") in definitive, fully registered form deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Private Global Note and the Exchange Global Note are referred to collectively as the "Global Note."

     Upon the issuance of the Global Note, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts of persons who have accounts with such depositary. Such accounts were initially designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified Institutional Buyers may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the applicable procedures of DTC.

     Payments of the principal of, and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the Global Note for Certificated Notes which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meanings of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company or the Trustee will have any responsibility for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

CERTIFICATED SECURITIES

     Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon request to the Company or the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) DTC or any successor depositary notifies the Company in writing that it is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the registered owner or holder of a Global Note (a "Global Note Holder") of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of the related Notes, and each such Person may conclusively rely on, and will be protected from relying on, instructions from such Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes represented by the Global Note will be eligible to trade in the PORTAL Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Notes by an initial beneficial owner of Notes that, for United States federal tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date hereof, which are subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or of any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States persons. This discussion applies only to those Non-United States Holders who purchased Private Notes from the Initial Purchasers and hold the Notes as a capital asset. The tax treatment of the holders of the Notes may vary depending upon their particular situations. United States persons acquiring the Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Notes, as well as any tax consequences that may arise under the laws of any relevant foreign, state, local or other taxing jurisdiction.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States Holder
(i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a related person and
(iii) certifies, under penalties of perjury, on Form W-8 or substantially similar form that such holder is not a United States person and provides such holder's name and address (the "Certification Requirement"). In the case of interest on a Note that is not "effectively connected with the conduct of a trade or business within the United States" and does not satisfy the three requirements of the preceding sentence, the Non-United States Holder's interest on a Note would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate). If a Non-United States Holder's interest on a Note is "effectively connected with the conduct of a trade or business within the United States," then the Non-United States Holder will be subject to United States federal income tax on such interest income in essentially the same manner as a United States person and, in the case of a Non-United States Holder that is a foreign corporation, may also be subject to the branch profits tax.

GAIN ON DISPOSITION

     A Non-United States Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on a Note is exempt from withholding of United States federal income tax under the rules described above, the Note held by an individual who at the time of death is a Non-United States Holder generally will not be subject to United States federal estate tax as a result of such individual's death.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company will, when required, report to the holders of the Notes and The Internal Revenue Service ("IRS") the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, the general 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the Certification Requirement, as described above under "Certain United States Federal Tax Consequences For Non-United States Holders Interest," has been satisfied or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a United States person and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     The United States Treasury Department recently promulgated new regulations regarding the withholding and information reporting rules discussed above. In general, the new regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The new regulations require, however, that a foreign person furnish its taxpayer identification number in certain circumstances to claim a reduction in United States federal withholding tax and new rules are provided for foreign persons that hold debt instruments thorough a foreign intermediary. The new regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-United States Holders should consult their own tax advisors with respect to the impact, if any, of the new regulations.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any broker-dealer, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Company by Gardere Wynne Sewell & Riggs, L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. Arthur Andersen's report, included herein, indicates that ERI's 1997 financial statements were audited by other auditors, whose opinion was furnished to Arthur Andersen. Arthur Andersen's 1997 opinion, insofar as it relates to ERI, is based solely on the report of the other auditors. The consolidated financial statements referred to above have been included herein in reliance upon the authority of said firm as experts in giving said report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
  EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES
  Unaudited Pro forma Consolidated Balance Sheet as of June
     30, 1998...............................................    F-3
  Unaudited Pro forma Consolidated Statement of Operations
     for the six month period ended June 30, 1998...........    F-4
  Unaudited Pro forma Consolidated Statement of Operations
     for the year ended December 31, 1997...................    F-5
  Notes to Unaudited Pro forma Financial Statements.........    F-6
CONSOLIDATED FINANCIAL STATEMENTS OF EAGLE GEOPHYSICAL, INC.
  AND SUBSIDIARIES
  Report of Independent Public Accountants..................    F-7
  Consolidated Balance Sheets -- December 31, 1996 and 1997
     and unaudited June 30, 1998............................    F-8
  Consolidated Statements of Operations for the years ended
     December 31, 1995, 1996 and 1997 and unaudited for the
     three and six month periods ended June 30, 1997 and
     1998...................................................    F-9
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1995, 1996 and 1997 and
     unaudited for the six month period ended June 30,
     1998...................................................   F-10
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1995, 1996 and 1997 and unaudited for the
     six month periods ended June 30, 1997 and 1998.........   F-11
  Notes to Consolidated Financial Statements................   F-12

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following financial statements include the unaudited pro forma consolidated balance sheet of Eagle Geophysical, Inc. (the "Company") as of June 30, 1998, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 assume the issuance of $22.5 million of the $100.0 million 10 3/4% Senior Notes due 2008 (the "Notes"), the proceeds of which were used to repay borrowings under the Revolving Credit Facility and the Short-term Loan as of January 1, 1997 or the later actual date of such borrowings (the "Offering"). Interest expense has not been accrued on the excess net proceeds of $73.9 million as this amount had not yet been utilized to fund capital expenditures during the periods presented.

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 assumes the Company had completed the acquisition of the remaining 81% of Energy Research International ("ERI") for 600,000 shares of the Company's common stock as of January 1, 1997 (the "ERI Acquisition"), and assumes the Company completed the offering and sale of a total of 6,524,000 shares of common stock to the public at a price of $17.00 per share (including 1,880,000 shares sold by the Company's former parent, Seitel, Inc., and 180,000 shares by the former owners of ERI) resulting in net proceeds to the Company of $69.1 million after deducting offering related expenses (the "IPO"), the proceeds of which were used to retire debt and capital leases of ERI and the Company.

     The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1998 gives effect to the issuance of the Notes resulting in net proceeds of $96.4 million after deducting offering-related expenses of approximately $3.6 million and the use of proceeds thereof to retire certain debt and obligations incurred for the acquisition and upgrade of the vessels Austral Horizon and Atlantic Horizon. The Company estimates the upgrades will cost approximately $98.8 million of which approximately $33.5 million was expended as of June 30, 1998. These expenditures are being financed on an interim basis under the Company's $20.0 million bank revolving credit facility and under a $29.0 million short-term bank loan.

     The unaudited pro forma consolidated financial statements and the notes thereto are based upon available information and certain estimates and assumptions related to the accounting for the Offering that are subject to final determination. The unaudited pro forma financial information is not necessarily indicative of the results that would have occurred had such transactions actually taken place at the beginning of the periods specified nor does such information purport to project the Company's financial position or results of operations for any future date or period.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              THE COMPANY    PRO FORMA      PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    AS ADJUSTED
                                                              -----------   -----------    -----------
                                                ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................   $ 10,912      $ 96,400(A)    $ 19,512
                                                                              (87,800)(B)
Restricted Cash.............................................      5,000            --          5,000
Receivables:
  Trade.....................................................     12,941            --         12,941
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................      2,313            --          2,313
  Other.....................................................      3,840            --          3,840
Due from affiliate..........................................      9,988            --          9,988
Inventory...................................................      3,032            --          3,032
Prepaid expenses and other assets...........................      2,151            --          2,151
                                                               --------      --------       --------
         Total current assets...............................     50,177         8,600         58,777
PROPERTY AND EQUIPMENT, AT COST:
Vessels and geophysical Equipment...........................    145,310        65,300(B)     210,610
Furniture, fixtures and other...............................      1,071            --          1,071
                                                               --------      --------       --------
                                                                146,381        65,300        211,681
Less: Accumulated depreciation and amortization.............    (22,363)           --        (22,363)
                                                               --------      --------       --------
         Net property and equipment.........................    124,018        65,300        189,318
MULTI-CLIENT DATA LIBRARY...................................      6,615            --          6,615
GOODWILL, NET...............................................     19,877            --         19,877
OTHER LONG-TERM ASSETS......................................        175         3,600(A)       3,775
                                                               --------      --------       --------
         TOTAL ASSETS.......................................   $200,862      $ 77,500       $278,362
                                                               ========      ========       ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt...........................   $  1,014      $     --       $  1,014
Current portion of capital lease obligations................      5,847            --          5,847
Accounts payable............................................     28,943            --         28,943
Accrued liabilities.........................................     13,879            --         13,879
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................      9,454            --          9,454
                                                               --------      --------       --------
         Total current liabilities..........................     59,137            --         59,137
LONG-TERM DEBT..............................................     27,270       100,000(A)     104,770
                                                                              (22,500)(B)
CAPITAL LEASE OBLIGATIONS...................................     25,421                       25,421
DEFERRED INCOME TAXES AND OTHER OBLIGATIONS.................      1,214            --          1,214
                                                               --------      --------       --------
         Total liabilities..................................    113,042        77,500        190,542
                                                               --------      --------       --------
STOCKHOLDERS' EQUITY
  Preferred stock, 5,000,000 shares authorized, none issued
    and outstanding.........................................         --            --             --
  Common Stock, par value $0.01 per share; authorized
    25,000,000 shares; 8,587,360 (unaudited) shares issued
    and outstanding.........................................         86            --             86
  Additional paid-in capital................................     83,566            --         83,566
  Retained earnings (deficit)...............................      4,593            --          4,593
  Note receivable from stockholder..........................       (425)           --           (425)
                                                               --------      --------       --------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)...............     87,820            --         87,820
                                                               --------      --------       --------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........   $200,862      $ 77,500       $278,362
                                                               ========      ========       ========

                See footnote explanations beginning at page F-6.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           THE COMPANY    PRO FORMA     PRO FORMA
                                                           HISTORICAL    ADJUSTMENTS   AS ADJUSTED
                                                           -----------   -----------   -----------
REVENUE..................................................    $58,216        $  --        $58,216
OPERATING EXPENSES
  Operating expenses (exclusive of depreciation and
     amortization shown below)...........................     39,966           --         39,966
  Depreciation and amortization..........................      7,687           --          7,687
  Selling, general and administrative expenses...........      5,373           --          5,373
  Interest expense.......................................        656           93(C)         764
                                                                               15(D)
  Interest Income........................................       (395)          --           (395)
  Other, net.............................................         90           --             90
                                                             -------        -----        -------
          Total expenses.................................     53,377          108         53,485
                                                             -------        -----        -------
  Income before provision (benefit) for income taxes.....      4,839         (108)         4,731
  Provision (benefit) for income taxes...................      1,960          (44)(E)      1,916
                                                             -------        -----        -------
  NET INCOME.............................................    $ 2,879        $ (64)       $ 2,815
                                                             =======        =====        =======
  Basic earnings per share...............................    $  0.34           --        $  0.33
                                                             =======                     =======
  Weighted average number of common shares (basic).......      8,543           --          8,543
                                                             =======                     =======
  Diluted earnings per share.............................    $  0.34           --        $  0.33
                                                             =======                     =======
  Weighted average number of common shares...............      8,553           --          8,553
                                                             =======                     =======

                See footnote explanations beginning at page F-6.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             ENERGY
                                                            RESEARCH
                                                          INTERNATIONAL
                                                          (HISTORICAL)
                                                         JANUARY 1, 1997
                                           THE COMPANY         TO           PRO FORMA       PRO FORMA
                                           HISTORICAL    AUGUST 11, 1997   ADJUSTMENTS     AS ADJUSTED
                                           -----------   ---------------   -----------     -----------
REVENUE..................................    $79,061         $30,401         $(1,334)(F)    $108,128
OPERATING EXPENSES
Operating expenses (exclusive of
  depreciation and amortization shown
  below).................................     56,470          21,587          (1,334)(F)      76,723
Depreciation and amortization............      8,584           3,282           1,023 (G)      12,889
Selling, general and administrative
  expenses...............................      6,408           1,656             729 (H)       8,793
Interest expense, net....................        205           1,046          (1,000)(I)         251
                                             -------         -------         -------        --------
          Total expenses.................     71,667          27,571            (582)         98,656
                                             -------         -------         -------        --------
Income (loss) before provision for income
  taxes..................................      7,394           2,830            (752)          9,472
Provision (benefit) for income taxes.....      2,994              --             842 (J)       3,836
                                             -------         -------         -------        --------
NET INCOME (LOSS)(1).....................    $ 4,400         $ 2,830         $(1,594)       $  5,636
                                             =======         =======         =======        ========
Basic earnings per share.................    $  0.81                              --        $   0.66
                                             =======                                        ========
Weighted average number of common shares
  (basic)................................      5,418                           3,071 (K)       8,489
                                             =======                         =======        ========
Diluted earnings per share...............    $  0.81                              --        $   0.66
                                             =======                         =======        ========
Weighted average number of common shares
  (diluted)..............................      5,436                           3,071 (K)       8,507
                                             =======                         =======        ========

                See footnote explanations beginning at Page F-6.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 1998

A) Adjustment to record proceeds from the issuance of the Notes, net of offering costs of approximately $3.6 million.

B) Adjustment to record the remaining capital expenditures for the acquisition and upgrade of the vessels Austral Horizon and Atlantic Horizon for approximately $98.8 million of which approximately $33.5 million had been expended as of June 30, 1998. These expenditures are being financed on an interim basis under the Company's $20.0 million bank revolving credit facility and under a $29.0 million short-term bank loan.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998

C) To adjust interest expense on the $22.5 million of Notes proceeds used to repay borrowings under the Revolving Credit Facility and the Short-Term Loan.

D) To adjust interest expense to reflect deferred financing costs incurred on the $22.5 million of Notes proceeds used to repay borrowings under the Revolving Credit Facility and the Short-Term Loan. Interest expense has not been accrued on the remaining net proceeds of $73.9 million as this amount had not yet been utilized to fund capital expenditures during the periods presented.

E) To record the tax effects of the above adjustments at the Company's effective tax rate.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

F) Adjustment to eliminate $1.3 million in lease income between the Company and ERI for the period from January 1, 1997 to August 8, 1997.

G) Reflects the amortization of goodwill associated with the acquisition of ERI over a 15-year estimated useful life.

H) Represents additions supported by contractual agreements to selling, general and administrative (SG&A) expenses the Company estimates it would have incurred operating as a public registrant. Such incremental expenses primarily include increases in personnel, contractual employment arrangements, and directors' and officers' compensation and insurance.

I) Reflects a reduction in interest expense as a result of the application of approximately $35.7 million of the net proceeds of the IPO to reduce debt, capital lease obligations and due to affiliate obligations.

J) To record the tax effects of the above adjustments at the Company's effective tax rate.

K) To adjust the weighted average common shares outstanding to reflect the IPO, the ERI Acquisition, and the issuance of 25,000 shares of common stock to the president of the Company for a note as if such transactions had occurred on January 1, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Eagle Geophysical, Inc. and subsidiaries:

     We have audited the accompanying consolidated balance sheets of Eagle Geophysical, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Energy Research International, which statements reflect total assets and total revenues of 41 percent and 22 percent in 1997, respectively, of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eagle Geophysical, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 6, 1998 (except with respect to the matter discussed in Note O, as to which the date is July 10, 1998)

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                                  1996           1997           1998
                                                              ------------   ------------   ------------
                                                                                            (UNAUDITED)
CURRENT ASSETS:
Cash and cash equivalents, including restricted cash of
  $-0-, $4,502 and $5,000 (unaudited) at December 31, 1996,
  1997, and June 30, 1998, respectively.....................    $    --        $ 19,482       $ 15,912
Receivables:
  Trade, billed, net of allowance for doubtful accounts of
    $-0-, $132, and $450 (unaudited) at December 31, 1996,
    1997 and June 30, 1998, respectively....................     12,913          11,291         12,941
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................        441           2,576          2,313
  Other.....................................................        233             546          3,840
Due from affiliate..........................................         --          12,500          9,988
Inventory...................................................         --           1,705          3,032
Prepaid expenses and other assets...........................        860           2,273          2,151
Deferred income taxes.......................................         --             515             --
                                                                -------        --------       --------
         Total current assets...............................     14,447          50,888         50,177
PROPERTY AND EQUIPMENT, AT COST:
Geophysical equipment.......................................     20,200          69,418        145,310
Furniture, fixtures and other...............................        108             652          1,071
                                                                -------        --------       --------
                                                                 20,308          70,070        146,381
Less: Accumulated depreciation..............................     (8,103)        (14,873)       (22,363)
                                                                -------        --------       --------
         Net property and equipment.........................     12,205          55,197        124,018
GOODWILL, net of accumulated amortization of $-0-, $477, and
  $1,150 (unaudited) at December 31, 1996, 1997, and June
  30, 1998, respectively....................................         --          17,990         19,877
MULTI-CLIENT DATA LIBRARY...................................         --              --          6,615
OTHER LONG-TERM ASSETS......................................         69             230            175
                                                                -------        --------       --------
         TOTAL ASSETS.......................................    $26,721        $124,305       $200,862
                                                                =======        ========       ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt...........................    $ 2,556        $     --       $  1,014
Current portion of capital lease obligations................      1,033           2,816          5,847
Accounts payable............................................      4,623          15,671         28,943
Accrued liabilities.........................................        652           7,849         13,879
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................         78           6,029          9,454
                                                                -------        --------       --------
         Total current liabilities..........................      8,942          32,365         59,137
LONG-TERM DEBT..............................................      6,039              --         27,270
CAPITAL LEASE OBLIGATIONS...................................      1,274           7,944         25,421
DUE TO AFFILIATE............................................      1,965              --             --
DEFERRED INCOME TAXES AND OTHER OBLIGATIONS.................        712              --          1,214
                                                                -------        --------       --------
         TOTAL LIABILITIES..................................     18,932          40,309        113,042
                                                                -------        --------       --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, 5,000,000 shares authorized, none issued
  and outstanding...........................................         --              --             --
Common stock, par value $0.01 per share; 25,000,000 shares
  authorized; 3,400,000 shares issued and outstanding at
  December 31, 1996, 8,489,000 at December 31, 1997 and
  8,587,360 (unaudited) at June 30, 1998....................         34              85             86
Additional paid-in capital..................................      7,755          82,622         83,566
Retained earnings...........................................         --           1,714          4,593
Note receivable from Stockholder............................         --            (425)          (425)
                                                                -------        --------       --------
         TOTAL STOCKHOLDERS' EQUITY.........................      7,789          83,996         87,820
                                                                -------        --------       --------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........    $26,721        $124,305       $200,862
                                                                =======        ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             SIX MONTH PERIODS
                                                 YEAR ENDED DECEMBER 31,      ENDED JUNE 30,
                                               ---------------------------   -----------------
                                                1995      1996      1997      1997      1998
                                               -------   -------   -------   -------   -------
                                                                                (UNAUDITED)
REVENUES(1)..................................  $29,275   $48,136   $79,061   $28,766   $58,216
EXPENSES.....................................
  Operating expenses (exclusive of
     depreciation and amortization shown
     below...................................   20,986    34,917    56,470    20,779    39,966
  Depreciation and amortization..............    2,471     3,409     8,584     2,772     7,687
  Selling, general and administrative
     expenses................................    2,874     2,680     6,408     1,565     5,373
  Interest Expense...........................      450       699     1,586       612       656
  Interest Income............................      (42)     (168)   (1,263)     (578)     (395)
  Other, net.................................       --        --      (118)       --        90
                                               -------   -------   -------   -------   -------
                                                26,739    41,537    71,667    25,150    53,377
                                               -------   -------   -------   -------   -------
  Income before provision of income taxes....    2,536     6,599     7,394     3,616     4,839
  Provision for income taxes.................      933     2,420     2,994     1,326     1,960
                                               -------   -------   -------   -------   -------
NET INCOME...................................  $ 1,603   $ 4,179   $ 4,400   $ 2,290   $ 2,879
                                               =======   =======   =======   =======   =======
  Basic earnings per share...................  $  0.47   $  1.23   $  0.81   $  0.67   $  0.34
                                               =======   =======   =======   =======   =======
  Weighted average number of common shares
     (basic).................................    3,400     3,400     5,418     3,400     8,543
                                               =======   =======   =======   =======   =======
  Diluted earnings per share.................  $  0.47   $  1.23   $  0.81   $  0.67   $  0.34
                                               =======   =======   =======   =======   =======
  Weighted average number of common shares
     (diluted)...............................    3,400     3,400     5,436     3,400     8,553
                                               =======   =======   =======   =======   =======

---------------

(1) Includes revenue from affiliates of $15,391, $27,217, $42,265, $15,212
    (unaudited), and $32,546 (unaudited) for the years ended December 31, 1995, 1996 and 1997 and the unaudited six month periods ended June 30, 1997 and 1998, respectively, and operating expenses related to such affiliate revenue of $10,845, $20,078, $34,514, $11,210 (unaudited) and $24,961 (unaudited)
    for the years ended December 31, 1995, 1996, and 1997 and the unaudited six-month periods ended June 30, 1997 and 1998, respectively.

  The accompanying notes are an integral part of these consolidated financial statements.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                 NOTE
                                     COMMON STOCK     ADDITIONAL              RECEIVABLE       TOTAL
                                    ---------------    PAID-IN     RETAINED      FROM       STOCKHOLDER
                                    SHARES   AMOUNT    CAPITAL     EARNINGS   STOCKHOLDER     EQUITY
                                    ------   ------   ----------   --------   -----------   -----------
Balance, December 31, 1994........   3,400    $34      $ 1,973     $    --       $  --        $ 2,007
  Net income......................      --     --        1,603          --          --          1,603
                                    ------    ---      -------     -------       -----        -------
Balance, December 31, 1995........   3,400     34        3,576          --          --          3,610
  Net income......................      --     --        4,179          --          --          4,179
                                    ------    ---      -------     -------       -----        -------
Balance, December 31, 1996........   3,400     34        7,755          --          --          7,789
  Contribution of 19% interest in
     Energy Research International
     by Seitel, Inc. .............      --     --          914          --          --            914
  Net income from January 1, 1997
     to August 11, 1997...........      --     --           --       2,686          --          2,686
  Dividend declared to Seitel,
     Inc..........................      --     --       (3,965)     (2,686)         --         (6,651)
  Issuance of common stock, net...   4,464     45       69,084          --          --         69,129
  Acquisition of remaining 81% of
     Energy Research International
     Energy Research
     International................     600      6        8,409          --          --          8,415
  Issuance of common stock to an
     officer for a note...........      25     --          425          --        (425)            --
  Net income from August 12, 1997
     to December 31, 1997.........      --     --           --       1,714          --          1,714
                                    ------    ---      -------     -------       -----        -------
Balance, December 31, 1997........   8,489    $85      $82,622     $ 1,714       $(425)       $83,996
Unaudited:
  Acquisition of shot hole
     drilling company.............      98      1        1,124          --          --          1,125
  Net income......................      --     --           --       2,879          --          2,879
  Other, net......................      --     --         (180)         --          --           (180)
                                    ------    ---      -------     -------       -----        -------
Balance, June 30, 1998............   8,587    $86      $83,566     $ 4,593       $(425)       $87,820
                                    ======    ===      =======     =======       =====        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   SIX MONTH
                                                                                                 PERIODS ENDED
                                                                  YEAR ENDED DECEMBER 31,           JUNE 30,
                                                                ----------------------------   ------------------
                                                                 1995      1996       1997      1997       1998
                                                                -------   -------   --------   -------   --------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................    $ 1,603   $ 4,179   $  4,400   $ 2,290   $  2,879
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      2,471     3,409      8,584     2,772      7,687
  Income contributed to former parent, Seitel, Inc..........         --        --     (6,651)       --         --
  Bad debt expense..........................................         --        --        582        --        450
  Gain on sale of property and equipment....................         --        --        (19)      (18)       (10)
  Deferred income tax provision.............................        152        58        219       128        386
  (Increase) decrease in receivables........................     (5,241)   (3,726)    (2,280)    3,005      1,930
  (Increase) decrease in other assets.......................        (49)     (833)    (1,257)      240    (10,402)
  Increase in accounts payable and other liabilities........      1,697     1,553      9,311     1,479     20,993
                                                                -------   -------   --------   -------   --------
    Total adjustments.......................................       (970)      461      8,489     7,606     21,034
                                                                -------   -------   --------   -------   --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................        633     4,640     12,889     9,896     23,913
                                                                -------   -------   --------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................       (289)   (7,928)   (32,375)   (8,098)   (45,159)
  Cash paid for Seismic Drilling & Services, Inc., net of
    cash acquired...........................................         --        --         --        --     (3,516)
  Cash acquired from the purchase of Energy Research
    International...........................................         --        --        145        --         --
  Cash received on sale of property and equipment...........         --        --         24        27        152
                                                                -------   -------   --------   -------   --------
NET CASH USED IN INVESTING ACTIVITIES.......................       (289)   (7,928)   (32,206)   (8,071)   (48,523)
                                                                -------   -------   --------   -------   --------
Cash flows from financing activities:
  Borrowings under credit facility..........................         --        --         --        --     30,500
  Repayments under credit facility..........................                                               (8,000)
  Borrowings under term loans...............................         --     7,694      7,564     7,925         --
  Principal payments on term loans..........................       (812)   (1,518)   (27,886)   (1,943)       (81)
  Principal payments on capital leases......................     (1,299)   (1,247)    (7,005)     (681)    (1,199)
  Receipts (payments) to affiliate..........................      1,796    (1,699)    (3,003)   (7,115)        --
  Issuance of common stock, net.............................         --        --     69,129        --         --
  Other net.................................................                                                 (180)
                                                                -------   -------   --------   -------   --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........       (315)    3,230     38,799    (1,814)    21,040
                                                                -------   -------   --------   -------   --------
Net increase (decrease) in cash and cash equivalents........         29       (58)    19,482        11     (3,570)
Cash and cash equivalents at beginning of period............         29        58         --        --     19,482
                                                                -------   -------   --------   -------   --------
Cash and cash equivalents at end of period..................    $    58   $    --   $ 19,482   $    11   $ 15,912
                                                                =======   =======   ========   =======   ========
Supplemental disclosures of cash flow information:
CASH PAID DURING THE PERIOD FOR:
  Interest..................................................    $   408   $   637   $  1,472   $   339   $    678
                                                                =======   =======   ========   =======   ========
  Income taxes..............................................         --        --   $  1,950        --   $  1,741
                                                                =======   =======   ========   =======   ========
NON-CASH INVESTING ACTIVITIES:
  Capital lease obligations.................................    $    10   $    41   $    374   $   374         --
                                                                =======   =======   ========   =======   ========
  Vessel upgrade through a capital lease....................         --        --         --        --   $ 21,707
                                                                =======   =======   ========   =======   ========
  Contribution of 19% interest in Energy Research
    International by Seitel, Inc. ..........................         --        --   $    914   $   914         --
                                                                =======   =======   ========   =======   ========
  Issuance of common stock to an officer for a note.........         --        --   $    425        --         --
                                                                =======   =======   ========   =======   ========
  Purchase of remaining 81% interest in Energy Research
    International for common stock..........................         --        --   $  8,415        --         --
                                                                =======   =======   ========   =======   ========
  Dividend declared to Seitel, Inc..........................         --        --   $  6,651        --         --
                                                                =======   =======   ========   =======   ========
  Purchase of Seismic Drilling & Services, Inc. for 98,360
    shares of common stock..................................         --        --         --        --   $  1,175
                                                                =======   =======   ========   =======   ========
  Equipment Purchase through term loan......................         --        --         --        --   $  5,864
                                                                =======   =======   ========   =======   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A -- BUSINESS, FORMATION OF THE COMPANY AND ACQUISITIONS

BUSINESS

     Eagle Geophysical, Inc. (the "Company") is an international oilfield service company engaged in seismic data acquisition services, with a specialization in the acquisition of high-resolution, three dimensional seismic data in logistically difficult wetland environments and in congested offshore areas primarily in the U.S. Gulf Coast region. Since its inception and through August 11, 1997, the Company was a wholly-owned subsidiary of Seitel, Inc. ("Seitel"), which has subsidiaries that have been significant purchasers of the Company's services -- See Note J.

FORMATION OF THE COMPANY AND ACQUISITIONS

     The Company was formed from the onshore seismic data acquisition business of Seitel Geophysical, Inc., a wholly-owned subsidiary of Seitel that began operations in December, 1992. Eagle Geophysical, Inc., indirectly a wholly-owned subsidiary of Seitel and Eagle Geophysical Onshore, Inc. were both formed on December 18, 1996. Effective December 31, 1996, substantially all of the net assets of Seitel Geophysical, Inc. were contributed to Eagle Geophysical Onshore, Inc.

     In May 1997, Seitel contributed to the Company all of the shares that it owned of Energy Research International ("ERI"), representing a 19% ownership interest. ERI is a holding company that wholly owns two marine seismic companies. This contribution was recorded at Seitel's basis in such investment and resulted in a $914,000 increase in the Company's additional paid-in capital account.

     On August 11, 1997 and September 5, 1997, the Company completed the offering and sale of a total of 6,524,000 shares of common stock to the public at a price of $17 per share (including 1,880,000 shares sold by the Company's former parent, Seitel and 180,000 shares sold by the former owners of ERI) resulting in net proceeds to the Company of $69.1 million after deducting offering-related expenses (the "IPO"). After the IPO, Seitel owns 1,520,000 shares or 17.9% of the Company's common stock.

     On August 11, 1997, the Company acquired the remaining 81% of ERI in exchange for 600,000 shares of common stock valued at the initial offering price of $17 per share (the "ERI Acquisition"). The ERI Acquisition was accounted for by the Company as a purchase transaction in which the Company recorded its cost in the assets acquired less liabilities assumed, with the difference between the cost and the sum of the fair values of tangible assets less liabilities assumed recorded as goodwill. The Company is currently evaluating the value of the assets acquired and liabilities assumed in order to determine the final purchase price allocation related to the ERI Acquisition.

     The following table presents the unaudited pro forma effects of the IPO, the application of the net proceeds thereof, and the ERI Acquisition, as if such transactions had occurred on January 1, 1996.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------     -------
                                                                  (UNAUDITED)
                                                              (IN THOUSANDS EXCEPT
                                                                   PER SHARE
                                                                  INFORMATION)
Pro Forma Revenues..........................................  $108,128     $90,915
Pro Forma Income Before Taxes...............................     9,472       2,715
Pro Forma Weighted Average Number of Common Shares
  Outstanding...............................................     8,489       8,489
Pro Forma Basic and Diluted Earnings Per Common Share.......  $   0.66     $  0.09
                                                              ========     =======

     The pro forma results of operations reflect the application of United Kingdom statutory tax rates to earnings from ERI resulting from non-deductible goodwill. Had such rates not been applied, pro forma earnings would have been $.80 and $.09 for the years ended December 31, 1997 and 1996 respectively.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates: The preparation of these consolidated financial statements in accordance with generally accepted accounting principles requires the use of certain estimates by management in determining the Company's assets, liabilities, contingencies, revenues and expenses. One important estimate relates to the percentage of revenue recognized based on the stage of completion of seismic acquisition projects. Actual results could differ from estimates.

     Basis of Presentation: The accompanying consolidated financial statements include the accounts of Eagle Geophysical, Inc., indirectly a wholly-owned subsidiary of Seitel until August 11, 1997, and the accounts of its wholly-owned subsidiaries, Eagle Geophysical Onshore, Inc. and ERI. The Company's reported assets, liabilities, revenues and expenses include the predecessor operations of Seitel Geophysical, Inc. for all periods presented. The financial reporting basis of the contributed net assets was carried forward to the Company's accounts, and the net equity of Seitel Geophysical, Inc. for periods prior to December 31, 1996, is reflected in the Company's additional paid-in capital account. The accompanying consolidated financial statements include the results of operations of ERI for the period after the ERI Acquisition (August 11, 1997).

     Cash and Cash Equivalents: Cash and cash equivalents include short-term investments with original maturities of three months or less.

     Inventory: Inventory which consists primarily of spare parts for equipment is stated at the lower of cost or market value on a first-in, first-out basis.

     Property and Equipment: Property and equipment are carried at cost and include assets under capital leases. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. Gains and losses from retirement or replacement of property and equipment are included in operations.

     Depreciation of property and equipment and assets under capital leases is provided over the estimated useful lives of the assets, which range from three to five years or the term of the lease, using the straight-line method.

     Multi-client Data Library: The Company acquires certain seismic data for its own account to which it retains ownership rights and which it resells to clients on a non-transferable, non-exclusive basis. The Company may obtain precommitted sales contracts to help fund the cash requirements of these surveys which generally last from 5 to 7 months. The Company capitalizes the unfunded portion using an estimated sales method. Under that method the amount capitalized equals actual costs incurred less costs attributed to the precommitted sales contracts based on the percentage of total estimated costs to total estimated sales multiplied by actual sales. The capitalized cost of multi-client data library is likewise charged to operations in the period subsequent sales occur based on the percentage of total estimated costs to total estimated sales multiplied by actual sales. The Company periodically reviews the carrying value of the multi-client data library to assess whether there has been a permanent impairment of value and records losses when the total estimated costs exceed total estimated sales or when it is determined that estimated sales would not be sufficient to cover the carrying value of the asset. In general, costs are expected to be recovered from sales over a period of less than 4 years.

     Intangible Assets: Goodwill which resulted from the ERI Acquisition is amortized on a straight-line basis over a period of 15 years. Organization costs, which are classified as other long-term assets, are amortized on a straight-line basis over a period of three years. The Company evaluates intangible assets periodically in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" to determine whether they are

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES properly reflected in the financial statements based upon future undiscounted operating cash flows. If an impairment is determined to exist, then the asset is written down to fair market value.

     Income Taxes: The Company and all of its subsidiaries file a consolidated federal income tax return. ERI and its subsidiaries file a consolidated income tax return in the United Kingdom. The Company does not provide deferred taxes (benefit) on the undistributed earnings (loss) of its foreign subsidiaries which amounted to $192,000 for the year ended December 31, 1997, as such earnings are intended to be permanently invested in those operations.

     Revenue and Cost Recognition: Revenue from the acquisition of seismic data is recognized on the percentage-of-completion method based on the work effort completed compared with the total work effort estimated for the contract. Revenue received in advance of being earned is deferred until earned. For contracts accounted for under the percentage-of-completion method, the Company's contracts provide that the customer accepts work completed throughout the duration of the project and owes the Company, based on the pricing provisions and job completion to date, measured in terms of time incurred or other performance milestones.

     Operating expenses include all direct material and labor costs and indirect costs related to the acquisition of seismic data such as supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

     Foreign Currency Translation: The Company's functional currency is the U.S. Dollar. Accordingly, foreign entities translate monetary assets and liabilities at period end exchange rates, while nonmonetary items are translated at historical rates. Income and expense accounts are translated at the average rates in effect during the year except for depreciation and amortization which are translated at historical rates. Gains and losses resulting from the translation of foreign financial statements and from foreign currency transactions are included in other income and expense. The Company recorded no foreign currency translation gains or losses in 1995 and 1996 and approximately $117,000 in net gains for the year ending December 31, 1997.

     Earnings Per Share: Earnings per share is based on the weighted average number of outstanding shares of common stock during the respective years, and where dilutive, the effect of common stock contingently issuable, which arises from the exercise of stock options. In February 1997, the Financial Accounting Standards board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," effective for interim and annual periods after December 15, 1997. This statement replaces primary earnings per share with a newly defined basic earnings per share and modifies the computation of dilutive earnings per share. The Company adopted this statement effective for the fiscal year ended December 31, 1997. The adoption of this statement had no effect on the Company's earnings per share for the three years ended December 31, 1997. The weighted average number of common shares outstanding for calculation of basic earnings per share was 3,400,000, 3,400,000 and 5,418,000 for the years ended December 31, 1995, 1996 and 1997 respectively. The weighted average number of common shares outstanding for calculation of diluted earnings per share was 3,400,000, 3,400,000 and 5,436,000 for the years ended December 31, 1995, 1996 and 1997 respectively.

     Stock-based Compensation: The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Reference is made to Note G, "Stockholders' Equity," for a summary of the pro

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES forma effect of SFAS No. 123, "Accounting for Stock Based Compensation" on the Company's results of operations for 1997.

     Fair Value of Financial Instruments: The estimated fair value amounts have been determined by the Company using available market data and valuation methodologies. The book values of cash and cash equivalents, receivables and accounts payable approximate their fair value as of December 31, 1996 and 1997, because of the short-term maturity of these instruments. Based upon the rates available to the Company, the fair value of the Company's debt and capital leases approximated the carrying value as of December 31, 1996 and was $10.2 million compared to a carrying value of $10.8 million as of December 31, 1997.

     New Accounting Pronouncements: In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This statements requires the reporting of comprehensive income which includes net income plus all other non owner changes in equity during the period. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. The adoption of this statement will not have a material effect on the Company's financial position or results of operations. Management is evaluating what, if any, additional disclosures may be required when this statement is implemented.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement requires the reporting of expanded information of a company's operating segments. It also expands the definition of what constitutes an entity's operating segments. This statement is required to be adopted for fiscal years beginning after December 15, 1997. The Company intends to adopt this statement during its fiscal year ending December 31, 1998. The adoption of this statement will not have a material effect on the Company's financial position or results of operations. Management is evaluating what, if any, additional disclosures may be required when this statement is implemented.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities and organization costs to be expensed as incurred. The provisions of the statement are effective for fiscal years beginning after December 15, 1998 and encourages early adoption. Management adopted this statement in January 1998 and does not believe the adoption had a material effect on the Company's financial position and results of operations.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE C -- INCOME TAXES

     The provision for income taxes for each of the three years ended December 31, 1997, consists of the following (in thousands):

                                                              1995    1996     1997
                                                              ----   ------   ------
Current
  -- Federal................................................  $695   $2,105   $2,603
  -- State..................................................    86      257      443
  -- Foreign................................................    --       --     (271)
                                                              ----   ------   ------
                                                               781    2,362    2,775
                                                              ----   ------   ------
Deferred
  -- Federal................................................   137       51     (227)
  -- State..................................................    15        7      (33)
  -- Foreign................................................    --       --      479
                                                              ----   ------   ------
                                                               152       58      219
                                                              ----   ------   ------
Tax Provision
  -- Federal................................................   832    2,156    2,376
  -- State..................................................   101      264      410
  -- Foreign................................................    --       --      208
                                                              ----   ------   ------
                                                              $933   $2,420   $2,994
                                                              ====   ======   ======

     The difference between U.S. Federal income taxes computed at the statutory rate (34%) and the Company's income tax provision are as follows (in thousands):

                                                              1995    1996     1997
                                                              ----   ------   ------
Statutory Federal income tax................................  $862   $2,244   $2,514
State income tax, less Federal benefit......................    67      174      272
Foreign income tax..........................................    --       --      208
Other, net..................................................     4        2       --
                                                              ----   ------   ------
Income tax expense..........................................  $933   $2,420   $2,994
                                                              ====   ======   ======

     The components of the net deferred income tax asset and liability reflected in the Company's consolidated balance sheets at December 31, 1996 and 1997 were as follows (in thousands):

                                                              DEFERRED TAX ASSETS
                                                                 (LIABILITIES)
                                                                AT DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Net operating loss carry forward............................  $    --    $ 2,263
Deferred items related to state tax provisions..............       26         --
Accrued expense and other assets............................      371      1,008
                                                              -------    -------
          Total deferred tax assets.........................      397      3,271
Less: valuation allowance...................................       --       (291)
                                                              -------    -------
  Deferred tax assets, net of valuation allowance...........      397      2,980
                                                              -------    -------
Depreciation and amortization...............................   (1,109)    (2,361)
          Total deferred tax liabilities....................   (1,109)    (2,361)
                                                              -------    -------
Net deferred tax asset (liability)..........................  $  (712)   $   619
                                                              =======    =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

     Included in the deferred federal tax provisions are the following: excess of tax depreciation expense over book depreciation expense and expenses accrued for financial statement purposes which are not yet deductible for tax purposes. In connection with the ERI Acquisition, the Company acquired approximately $6.0 million of net operating loss carry forwards (currently with no expiration date) and $1.3 million of other items not currently deductible for tax purposes in the United Kingdom related to ERI's United Kingdom subsidiary, Horizon Exploration Ltd. resulting in a deferred tax asset of approximately $2.6 million. Such deferred tax asset was recorded by the Company in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes," with only the portion of such tax assets that are in management's opinion, more likely than not, expected to be realized considering ERI's results subsequent to the ERI Acquisition. Accordingly, a $291,000 valuation allowance was provided on such deferred assets.

NOTE D -- COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

     The following is a summary of the Company's estimated costs and earnings on uncompleted contacts at December 31, 1996 and 1997 (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------   --------
Costs incurred and estimated earnings on uncompleted
  contracts.................................................  $ 2,354   $ 19,748
Billings on uncompleted contracts...........................   (1,991)   (23,201)
                                                              -------   --------
                                                              $   363   $ (3,453)
                                                              =======   ========
Included in accompanying balance sheets under the following
  captions:
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................  $   441   $  2,576
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      (78)    (6,029)
                                                              -------   --------
                                                              $   363   $ (3,453)
                                                              =======   ========

NOTE E -- LONG TERM DEBT

     The following is a summary of the Company's long-term debt at December 31, 1996 and 1997 (in thousands):

                                                               DECEMBER 31,
                                                              --------------
                                                               1996     1997
                                                              -------   ----
Term loans..................................................  $ 8,595   $ --
Less: Current maturities....................................  $(2,556)    --
                                                              -------   ----
Long-term debt..............................................  $ 6,039   $ --
                                                              =======   ====

     Term Loans: On July 15, 1993, the Company obtained a $4,300,000, five-year term loan bearing interest at the rate of 7.61% for the purchase of a telemetry seismic data acquisition system and auxiliary equipment. The debt was secured by such equipment. Monthly principal and interest payments total approximately $86,000. This term loan was guaranteed by Seitel. On August 12, 1997, the Company repaid the remaining balance of the loan of approximately $917,000, including accrued interest to date, with proceeds from the IPO.

     On March 14, 1996, the Company obtained a $433,000, three-year term loan bearing interest at the rate of 7.52% for the purchase of geophysical equipment. The debt was secured by such equipment. Monthly principal and interest payments totaled approximately $13,000. This term loan was guaranteed by Seitel. On August 14, 1997, the Company repaid the remaining balance of the loan of approximately $257,000, including accrued interest to date, with proceeds from the IPO.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

     On July 9, 1996, the Company obtained two term loans aggregating $7,264,000 for the purchase of land and marine seismic equipment which secured the debt. The first loan was a $5,902,000, five year term loan bearing interest at the rate of 8%. The second loan was a $1,362,000 three year term loan bearing interest at a rate of 8.06%. Monthly principal and interest payments on both term loans totaled approximately $163,000. In March 1997, the Company obtained two additional loans from the same lender of $558,000 and $7,006,000, respectively, for the purchase of additional seismic equipment. The notes bear interest at 7.73% and 7.98%, respectively, and mature in three and five years respectively. These term loans were guaranteed by Seitel. On August 12, 1997, the Company repaid the remaining balance of these loans of $13.3 million, including interest and prepayment penalties, with proceeds from the IPO.

     On August 14, 1997, the Company repaid approximately $7.5 million of borrowings and accrued interest to date with respect to the ERI Acquisition with proceeds from the IPO.

     On October 21, 1997, the Company entered into an agreement with Bank One, Texas N.A. with respect to a $20,000,000 revolving credit facility secured by the Company's accounts receivable. The amount the Company may borrow under the facility is limited to a borrowing base that is equal to 90% of the eligible U.S. and U.K. investment grade accounts receivable, as defined, 100% of receivables secured by acceptable letters of credit, and 80% of eligible noninvestment grade domestic and other foreign receivables. Interest only will be payable monthly or at the end of LIBOR interest periods, and the credit facility is payable in full in three years. Mandatory prepayments are required if borrowings exceed the borrowing base. Interest accrues under the credit facility at the bank's base rate or LIBOR plus a spread of 1.375% if the Company's debt to net worth ratio is less than 1 to 1, and 1.625% if such ratio is equal to or greater than 1 to 1. As of December 31, 1997, the Company has approximately $18.5 million available under this facility and no borrowings were currently outstanding.

NOTE F -- LEASE OBLIGATIONS

     Property and equipment in the accompanying consolidated balance sheets includes the following assets held under capital leases (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              -------    -------
Geophysical equipment.......................................  $ 5,339    $15,311
Accumulated amortization....................................   (2,649)    (6,704)
                                                              -------    -------
Assets under capital lease, net.............................  $ 2,690    $ 8,607
                                                              =======    =======

     The Company is allocated a portion of the office lease expense incurred by Seitel under its operating lease for the corporate office based on the actual cost of such office space pro-rated to the square footage utilized by the Company. Additionally, the Company directly leases office space and charters vessels and geophysical equipment under certain non-cancelable operating leases. Rental expense for 1995, 1996 and 1997 was approximately $98,000, $142,000 and $4,293,000, respectively, related to these leases.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

     Future minimum lease payments for the five years subsequent to December 31, 1997 and in the aggregate are as follows (in thousands):

                                                              CAPITAL    OPERATING
                                                              LEASES      LEASES
                                                              -------    ---------
1998........................................................  $ 3,278     $ 4,655
1999........................................................    3,474       2,409
2000........................................................    3,681       2,301
2001........................................................    1,261         433
2002........................................................       --         426
Thereafter..................................................       --       4,220
                                                              -------     -------
          Total minimum lease payments......................   11,694     $14,444
                                                                          =======
Less amount representing interest...........................     (934)
                                                              -------
Present value of net minimum lease payments.................  $10,760
                                                              =======

     The capital lease obligation outstanding as of December 31, 1997 has an annual interest rate of approximately 4.95%.

NOTE G -- STOCKHOLDERS' EQUITY

     Common Stock: In May 1997, the Company amended its Certificate of Incorporation to authorize the issuance of 25,000,000 shares of common stock and changed the par value to $.01 per share. At the same time, the Company approved a 3,400-for-one stock split. All share and per share information included in the accompanying consolidated financial statements has been adjusted to give retroactive effect to the split.

     On July 23, 1997, the Company issued 25,000 shares of common stock to the president of the Company for a note valued at $425,000 which represented the fair value of the Company's common stock at that date. The note bears interest at 6% and is for a term of eight years. Interest is payable quarterly until September 2000 when equal payments of principal plus interest will be payable monthly until July 2005. The note is secured by a pledge of the 25,000 shares of common stock in favor of the Company.

     Preferred Stock: In May 1997, the Company amended its Certificate of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock, the terms and conditions to be determined by the Board of Directors in creating any particular series.

     Seitel Contribution: In May 1997, Seitel contributed to the Company all of the shares that it owned of Energy Research International, which represented a 19% ownership interest. Energy Research International is a holding company that wholly-owns two marine seismic companies. This contribution was recorded at Seitel's basis in such investment and resulted in a $914,000 increase in the Company's additional paid-in capital.

     Securities Offering, ERI Acquisition: On August 11, 1997 and September 5, 1997, the Company completed the offering and sale of a total of 6,524,000 shares of common stock to the public at a price of $17 per share (including 1,880,000 shares sold by the Company's former parent, Seitel, Inc. and 180,000 shares sold by the former owners of ERI) resulting in net proceeds of $69.1 million to the Company after deducting offering-related expenses. Also on August 11, 1997, the Company acquired the remaining 81% of Energy Research International in exchange for 600,000 shares of common stock.

     Stock Option Plans: In May 1997, the Company adopted a stock option plan whereby 1,100,000 shares of common stock were reserved for issuance pursuant to such plan. Under the stock option plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and options that are not qualified as incentive stock options. Options are granted at or above the market price

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES of the Company's stock on the date of grant. As of December 31, 1997, 763,250 options have been issued under the plan.

     In May 1997, the Company adopted an independent directors stock option plan and 100,000 shares were reserved for issuance pursuant to such plan. Under this plan, options are automatically granted to independent directors upon their election and reelection as directors of the Company. Such options are granted at the fair market value of the Company's stock on the date of grant. As of December 31, 1997, 30,000 options have been issued under the plan.

     The following summarizes information with regard to the stock option plans for the year ended December 31, 1997 (shares in thousands):

                                                                    1997
                                                              -----------------
                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                              SHARES    PRICE
                                                              ------   --------
Outstanding at beginning of year............................    --          --
  Granted...................................................   793      $16.81
  Exercise..................................................    --          --
  Forfeited.................................................    --          --
Outstanding at end of year..................................   793      $16.81
                                                               ===      ======
Options exercisable at end of year..........................    --          --
                                                               ===      ======

     The following table summarizes information for the options outstanding at December 31, 1997 (shares in thousands):

                                              OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                      ------------------------------------   ----------------------
                                                     WEIGHTED                 NUMBER OF
                                       NUMBER OF      AVERAGE     WEIGHTED     OPTIONS     WEIGHTED
                                        OPTIONS     CONTRACTUAL   AVERAGE    EXERCISABLE   AVERAGE
                                      OUTSTANDING     LIFE IN     EXERCISE       AT        EXERCISE
RANGE OF EXERCISE PRICES              AT 12/31/97      YEARS       PRICE      12/31/97      PRICE
------------------------              -----------   -----------   --------   -----------   --------
$13.25 - 15.50......................       53          10.0        $13.28         --          --
$17.00 - $18.50.....................      740           9.6         17.07         --          --
                                          ---                      ------        ---         ---
$13.25 - $18.50.....................      793                      $16.81         --          --
                                          ===                      ======        ===         ===

     The Company applies APB Opinion 25 and related interpretations in accounting for its stock-based compensation plans. APB Opinion 25 does not require compensation costs to be recorded on options which have exercise prices at least equal to the market price of the stock on the date of grant. Accordingly, no compensation cost has been recognized for the Company's stock-based plans. Had compensation costs for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the optional accounting method prescribed by SFAS No. 123,

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

"Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                                                                             1997
                                                                            ------
Net income..................................................  As reported   $4,400
                                                              Pro forma..    3,635
Basic earnings per share....................................  As reported   $ 0.81
                                                              Pro forma       0.67
Diluted earnings per share..................................  As reported   $ 0.81
                                                              Pro forma       0.67

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1997: risk-free interest rates ranging from 5.7% to 6.5%; dividend yield of 0%; stock price volatility ranging from 40.7% to 41.2%; and an expected option life of ten years. The weighted-average fair value of options granted during 1997 was $10.68 per option, for options granted at fair market value.

NOTE H -- COMMITMENTS AND CONTINGENCIES

     Acquisition and Financing Commitments: In September, 1997, the Company entered into an agreement for the purchase of a telemetry seismic data acquisition system at a cost of approximately $5.9 million. A deposit of approximately $586,000 has been made with the remaining amount to be paid upon delivery of the system which is expected in March, 1998.

     In December 1997, the Company commenced upgrades on one of its vessels, the Labrador Horizon, for an estimated upgrade cost of approximately $20.0 million. In March 1998, the Company completed the upgrade.

     In December 1997, the Company entered into a letter of intent for the purchase of a privately-held seismic shot-hole drilling and front-end services company. This acquisition is expected to be accounted for under the purchase method of accounting. In March 1998, the Company completed the acquisition for a purchase price of approximately $4.3 million in cash, 98,360 shares of the Company's common stock, and $500,000 in deferred compensation payable to the former owner (unaudited).

     In January 1998, the Company obtained a commitment, subject to documentation, with British Linen Shipping Ltd. for the financing of the Labrador Horizon upgrades and the purchase of the vessel for a total commitment of approximately $31.3 million. The facility will bear interest at a rate of LIBOR plus 1.375% and will require the Company to enter into a lease purchase agreement with British Linen Shipping Ltd. for a period of five years commencing upon completion of the upgrades. The facility will require a security deposit of approximately $5.0 million with scheduled amounts to be refunded based upon a predetermined formula. Additionally, the Company will have the option to acquire the vessel at the end of the lease purchase agreement for a price of .1% of the total facility commitment. In April 1998, the Company completed the transaction for a total of approximately $31.3 million (unaudited).

     In March 1998, the Company obtained a term loan commitment, subject to documentation, with Fleet Capital Corporation for the financing of an Opseis system for approximately $5.9 million. The loan will be for a period of five years and will bear interest at a fixed rate equal to the average three year treasury rate at the time of closing plus 1.75%. Monthly payments of approximately $117,000 will be made under the loan with the Opseis system pledged as security for the loan. In April 1998, the Company acquired the Opseis system and completed the financing with the Fleet Capital term loan as described above (unaudited).

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

     Employment Agreements: In connection with the completion of the IPO in August 1997, the Company entered into employment agreements with five of its executive officers.

     Litigation: The Company is involved in or threatened with various legal proceedings from time to time arising in the ordinary course of business. Management of the Company does not believe that any liabilities resulting from such proceedings will have a material adverse effect on its consolidated results of operations or financial position.

NOTE I -- EMPLOYEE BENEFIT PLANS

     In July 1997, the Company adopted the Eagle Geophysical, Inc. 401k Retirement Plan (the "Plan") which is a defined contribution plan for all eligible employees in the United States. The Company matches employee contributions up to specified limits and may contribute a portion of the net profits of the Company in accordance with the Plan. For the year ended December 31, 1997, the Company incurred expense of approximately $32,000 for its matching contributions to the Plan.

     The Company provides for the retirement of its United Kingdom employees through The Horizon Pension Plan (the "Pension Plan"). The Pension Plan provides defined retirement benefits as defined in the Trust Deed and is managed by the Trustees. The following table sets forth the Pension Plan and the funded status as of December 31, 1996 and 1997 (in thousands):

                                                               1996      1997
                                                              ------    ------
Actuarial present value of benefit obligation:
  Vested benefit obligation.................................  $4,098    $5,168
  Accumulated benefit obligation............................   4,098     5,168
  Projected benefit obligation..............................   4,939     6,230
Plan assets at fair value...................................   5,969     7,271
                                                              ------    ------
Plan assets in excess of projected benefit obligation.......   1,030     1,041
Unrecognized net transition asset...........................    (700)     (597)
Unrecognized net loss.......................................      79       159
                                                              ------    ------
Prepaid pension cost........................................  $  409    $  603
                                                              ======    ======

     Plan assets are invested in a unitized mixed managed fund. At December 31, 1997 approximately 82% of the fund was invested in UK and international equities and the balance was invested in fixed interest securities or held as cash deposits.

     Net pension cost for 1995, 1996 and 1997 included the following components (in thousands):

                                                           1995     1996      1997
                                                           -----    -----    -------
Service cost.............................................  $ 338    $ 379    $   406
Interest cost............................................    249      330        403
Actual return on plan assets.............................   (489)    (627)    (1,102)
Net amortization and deferral............................     83      118        512
                                                           -----    -----    -------
Net pension cost.........................................  $ 181    $ 200    $   219
                                                           =====    =====    =======

     The major assumptions used in computing the net pension cost were:

                                                              1995    1996    1997
                                                              ----    ----    ----
Discount....................................................  9.0%    9.0%    8.5%
Expected long term rate of return on plan assets............  9.5%    9.5%    9.0%
Rate of increase in compensation levels.....................  6.5%    6.5%    6.5%

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE J -- RELATED PARTY TRANSACTIONS

     The Company enters into various transactions with Seitel and its subsidiaries. The Company performs seismic data acquisition services for Seitel's seismic data library subsidiary and its exploration and production subsidiary. For the years ended December 31, 1995, 1996 and 1997, the Company recognized revenue of $15.4 million, $27.2 million and $42.3 million, respectively, for seismic data acquisition services performed for Seitel's subsidiaries. Prior to August 11, 1997 such revenues from affiliates were based on prices charged to unaffiliated third parties for similar work. Gross margin recognized on work for affiliates was limited in each reporting period to the total margin percentage earned on work for unaffiliated parties. Subsequent to August 11, 1997, revenues from affiliates were based on agreed upon contractual amounts and terms similar to contracts with other third party customers.

     Prior to the IPO, the Company reimbursed Seitel for direct and indirect costs of certain Seitel employees who provided services to the Company and for other costs, primarily general and administrative expenses, related to the Company's operations. Seitel allocated indirect costs to the Company using a formula based on the ratio of the Company's levels of revenue, number of personnel or other factors, as applicable, to the total consolidated Seitel levels for such factors. Management of the Company believes that the use of such formula resulted in a reasonable allocation of indirect costs. During the period from January 1, 1997 to August 11, 1997, the Company recorded general and administrative costs allocated from Seitel of $818,000. Prior to August 11, 1997, Seitel funded the Company's direct operating costs through intercompany advances and was reimbursed for such advances with available cash. Amounts payable to or receivable from Seitel and its subsidiaries bore interest at the same rates which Seitel was charged or received. During the period from January 1, 1997 to August 11, 1997, the Company recorded net interest income of $404,000 related to the amounts payable to or receivable from Seitel and its subsidiaries.

     On July 22, 1997 the Company declared a dividend to Seitel for its receivable for work performed by the Company for Seitel and its subsidiaries prior to the IPO. On August 11, 1997, the Company settled this receivable through a non-cash dividend which amounted to approximately $6,651,000.

     Prior to the IPO, the Company leased certain marine seismic equipment to Horizon Exploration Limited, a marine seismic company wholly-owned by ERI, under a five-year operating rental agreement expiring June 30, 2001. For the years ended December 31, 1995, 1996, and 1997, the Company recognized revenues of $-0-, $828,000 and $1,783,000, respectively, related to this lease. Subsequent to the IPO and the ERI acquisition, $694,000 of such rental income and expense has been eliminated in the Company's consolidated results of operations.

     The Company and Seitel have entered into a number of agreements for the purpose of defining their continuing relationship. Conflicts of interest may arise in the future between Seitel and the Company in connection with these agreements and other areas of their ongoing relationship. The following is a summary of certain prospective arrangements between the Company and Seitel.

     Master Separation Agreement: The Master Separation Agreement provided for the Company and Seitel to enter into a Sublease, a Registration Rights Agreement, a Tax Indemnity Agreement and an Administrative Services Agreement. In addition, the Master Separation Agreement required the Company to repay indebtedness owed by the Company and its subsidiaries to Seitel and indebtedness owed by the Company and its subsidiaries to third parties guaranteed by Seitel contemporaneously with the consummation of the IPO. Under the Master Separation Agreement, Seitel and its subsidiaries and the Company and its subsidiaries have indemnified each other with respect to liabilities arising in connection with the operations of their respective businesses prior to and after the date of consummation of the IPO including liabilities under the Securities Act with respect to the IPO. The Master Separation Agreement also provides for continued access by the Company to historical financial and operational information relating to the Company and its subsidiaries maintained by Seitel.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

     Sublease: The Sublease between the Company and Seitel provides for the Company to lease its principal corporate offices, comprising approximately 7,600 square feet, from Seitel for a term of three years at an annual rent of approximately $85,000. The Sublease also provides for the Company to utilize certain shared office equipment, such as phone systems and central computer systems, for an additional charge.

     Registration Rights Agreement: Pursuant to the Registration Rights Agreement, the Company has agreed to register the offer and sale by Seitel on a delayed and continuous basis from time to time of the shares of common stock owned by Seitel after the IPO at the expense of the Company.

     Tax Indemnity Agreement: Prior to the IPO, the Company was a member of the Seitel affiliated group and filed its tax returns on a consolidated basis with such group. After the IPO, the Company is no longer a member of the Seitel affiliated group. The Company and Seitel have entered into a Tax Indemnity Agreement to define their respective rights and obligations relating to federal, state and other taxes for periods before and after the IPO. Pursuant to the Tax Indemnity Agreement, the Company is required to pay Seitel (to the extent not already paid) its share of federal income taxes prior to the date of consummation of the IPO, and is responsible for federal income taxes from its operations on and after the date of the IPO. Any subsequent refunds, additional taxes or penalties or other adjustments relating to the Company's federal income taxes for periods prior to the date of consummation of the IPO shall be for the benefit of or be borne by Seitel. Similar provisions apply under the Tax Indemnity Agreement to other taxes, such as state and local income taxes.

     Administrative Services Agreement: Seitel and the Company entered into an Administrative Services Agreement pursuant to which Seitel provides the Company with administrative services, primarily accounting services, at or up to the same levels as provided prior to the IPO. Seitel provided these services for a 90-day transition period after the IPO to allow the Company adequate time to build an internal administrative staff. The Company paid Seitel approximately $5,500 for these services at Seitel's actual cost of providing these services for the year ended December 31, 1997.

NOTE K -- MAJOR CUSTOMERS

     During each of the years ended December 31, 1995, 1996 and 1997, certain customers accounted for 10% or more of the Company's consolidated revenue as follows:

                                                              1995    1996    1997
                                                              ----    ----    ----
Affiliated companies, wholly-owned subsidiaries of Seitel:
  Seitel Data, Ltd. ........................................  14%     28%     46%
  DDD Energy Inc. ..........................................  39%     29%      8%
Unaffiliated companies, one each year.......................  22%     20%      --

     The Company extends credit to various companies in the oil and gas industry for the acquisition of seismic data, which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. However, management believes that the risk is mitigated by the number, size, reputation and diversified nature of the companies to which they extend credit. Historical credit losses as a percentage of total revenues have been immaterial.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE L -- FOREIGN OPERATIONS

     Prior to the IPO, the Company's principal operations were in the United States. With the completion of the ERI Acquisition, the Company's principal operations are in both Europe and the United States. Financial information by geographic area is as follows (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1995       1996        1997
                                                       -------    -------    --------
Operating revenues:
  United States......................................  $29,275    $48,136    $ 70,185
  Europe and other areas.............................       --         --       8,876
                                                       -------    -------    --------
          Total operating revenues...................  $29,275    $48,136    $ 79,061
                                                       =======    =======    ========
Operating Income:
  United States......................................  $ 5,415    $10,539    $ 15,998
  Europe and other areas.............................       --         --       2,255
                                                       -------    -------    --------
          Total operating income.....................    5,415     10,539      18,253
     Depreciation and amortization...................    2,471      3,409       8,584
     General corporate expense.......................       --         --       2,070
     Net interest and other expense..................      408        531         205
                                                       -------    -------    --------
     Income before provision for income taxes........  $ 2,536    $ 6,599    $  7,394
                                                       =======    =======    ========
Identifiable Assets:
  United States......................................   17,960     26,721      47,568
  Europe and other areas.............................       --         --      66,668
                                                       -------    -------    --------
          Total Identifiable assets..................   17,960     26,721     114,236
          Corporate assets...........................       --         --      10,069
                                                       -------    -------    --------
          Total assets...............................  $17,960    $26,721    $124,305
                                                       =======    =======    ========

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE M -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 1996 and 1997:

                                                                    QUARTER ENDED
                                                   ------------------------------------------------
                                                   MARCH 31    JUNE 30   SEPTEMBER 30   DECEMBER 31
                                                   --------    -------   ------------   -----------
1996
  Revenues.......................................  $ 5,974     $11,777     $12,138        $18,247
  Operating costs and expenses (excluding
     depreciation and amortization)..............    4,697       9,412       9,660         13,828
  Depreciation and amortization..................      657         640       1,018          1,094
  Interest and other.............................      136         158         167             70
  Income before income taxes.....................      484       1,567       1,293          3,255
  Net income applicable to common shares.........      306         993         819          2,061
  Net income per common share -- basic(1)........  $  0.09     $  0.29     $  0.24        $  0.61
  Net income per common share -- diluted(1)......  $  0.09     $  0.29     $  0.24        $  0.61
1997
  Revenues.......................................  $12,981     $15,785     $25,216        $25,079
  Operating costs and expenses (excluding
     depreciation and amortization)..............    9,736      12,608      20,451         20,083
  Depreciation and amortization..................    1,302       1,470       2,613          3,199
  Interest and other.............................      158        (124)        646           (475)
  Income before income taxes.....................    1,785       1,831       1,506          2,272
  Net income applicable to common shares.........    1,130       1,160         913          1,197
  Net income per common share -- basic(1)........  $  0.33     $  0.34     $  0.14        $  0.14
  Net income per common share -- diluted(1)......  $  0.33     $  0.34     $  0.14        $  0.14

---------------

(1) The sum of individual quarterly earnings per share may not agree with the year to date earnings per share as each period's computation is based on the weighted average number of common shares outstanding during the period.

NOTE N -- SUBSEQUENT EVENTS (UNAUDITED)

     The Company intends to upgrade and equip two additional offshore seismic vessels, at an aggregate capital cost (including acquisition costs) of approximately $98.8 million. The Company acquired the two vessels, the Austral Horizon and the Atlantic Horizon, during the fourth quarter of 1997 for purchase prices of approximately $1.6 million and $3.6 million, respectively. The Company intends to upgrade and equip the vessels during 1998. The costs to upgrade and equip the two vessels will be approximately $34.3 million for the Austral Horizon and approximately $59.3 million for the Atlantic Horizon. The Company is financing these capital costs out of the proceeds of the issuance of $100.0 million aggregate principal amount of 10 3/4% Senior Notes due 2008 (the "Senior Notes"). In anticipation of the offering and sale of the Senior Notes (the "Offering"), the Company financed these costs on an interim basis with the $20.0 million Bank Credit Facility and a $29.0 million short-term loan more fully described below.

     In June 1998, the Company entered into the $29.0 million Short-Term Loan with Bank One, Texas, N.A. to fund part of the cost of the upgrades to the Austral Horizon and the Atlantic Horizon pending completion of the Offering. The maximum amount borrowed under this loan was $7.5 million, which was repaid in full upon consummation of the Offering on July 20, 1998. Interest accrued under this loan at the bank's base rate on LIBOR plus 2% and was payable monthly or at the end of applicable LIBOR interest periods.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

NOTE O -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     On July 20, 1998, the Company issued the Senior Notes to repay approximately $27.5 million borrowed under the Short-Term Loan and the Revolving Credit Facility to pay for upgrades to the Austral Horizon and Atlantic Horizon and to fund the remaining upgrades of these two vessels. In connection with the Offering, certain of the Company's subsidiaries (the "Guarantor Subsidiaries") agreed to guarantee the Company's obligations under the Senior Notes. Certain other subsidiaries (the "Non-Guarantor Subsidiaries") are not required to guarantee the Senior Notes.

     The following tables present the condensed consolidating balance sheets of Eagle Geophysical, Inc. as a parent company, its Guarantor Subsidiaries and its Non-Guarantor Subsidiaries as of June 30, 1998 (unaudited), and December 31, 1997 and 1996 and the related condensed consolidating statements of operations and cash flows for the six months ended June 30, 1998 and 1997 (unaudited), and for each of the three years in the period ended December 31, 1997.

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                                 JUNE 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
Current assets:
  Cash and cash
     equivalents............        $  4,619             $    --        $ 14,506          $ (3,213)              $ 15,912
  Receivables, net..........              --              18,151          10,931                --                 29,082
  Inventory.................              --               1,441           1,591                --                  3,032
  Prepaid expenses and other
     assets.................           2,607                 416           1,735            (2,607)                 2,151
                                    --------             -------        --------          --------               --------
          Total current
            assets..........           7,226              20,008          28,763            (5,820)                50,177
  Property and equipment,
     net....................              --              29,470          94,548                --                124,018
  Goodwill, net.............              --               2,443          17,434                --                 19,877
  Other assets, net.........             172               4,647           1,971                --                  6,790
  Intercompany investments
     and advances...........          16,790                  --              --           (16,790)                    --
                                    --------             -------        --------          --------               --------
          Total Assets......        $ 24,188             $56,568        $142,716          $(22,610)              $200,862
                                    ========             =======        ========          ========               ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term
  debt and capital lease
  obligations...............        $     --             $ 1,014        $  5,847          $     --               $  6,861
Accounts payable............              16              10,956          21,184            (3,213)                28,943
Intercompany payables,
  net.......................         (79,196)             15,866          77,659           (14,329)                    --
Accrued liabilities.........           1,153               4,014          11,319            (2,607)                13,879
Billings in excess of costs
  and estimated earnings on
  uncompleted contracts.....              --               9,267             187                --                  9,454
                                    --------             -------        --------          --------               --------
          Total current
            liabilities.....         (78,027)             41,117         116,196           (20,149)                59,137
Long-term debt..............          22,500               4,770              --                --                 27,270
Capital leases
  obligations...............              --                  --          25,421                --                 25,421
Deferred income taxes and
  other obligations.........              --               1,214              --                --                  1,214
                                    --------             -------        --------          --------               --------
          Total
            Liabilities.....         (55,527)             47,101         141,617           (20,149)               113,042
                                    --------             -------        --------          --------               --------
Stockholders' Equity........          79,715               9,467           1,099            (2,461)                87,820
                                    --------             -------        --------          --------               --------
          Total Liabilities
            and
            Stockholders'
            Equity..........        $ 24,188             $56,568        $142,716          $(22,610)              $200,862
                                    ========             =======        ========          ========               ========

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
Current assets:
  Cash and cash
     equivalents............        $  8,450             $ 1,871         $ 9,161          $     --               $ 19,482
  Receivables, net..........              89              25,339           1,485                --                 26,913
  Inventory.................              --                 378           1,327                --                  1,705
  Prepaid expenses and other
     assets.................           2,357                 515           1,866            (1,950)                 2,788
                                    --------             -------         -------          --------               --------
          Total current
            assets..........          10,896              28,103          13,839            (1,950)                50,888
  Property and equipment,
     net....................              54              22,338          32,805                --                 55,197
  Goodwill, net.............              --                  --          17,990                --                 17,990
  Other assets, net.........             104                  22           1,972            (1,868)                   230
  Intercompany
     investments............          11,789                  --              --           (11,789)                    --
                                    --------             -------         -------          --------               --------
          Total Assets......        $ 22,843             $50,463         $66,606          $(15,607)              $124,305
                                    ========             =======         =======          ========               ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of capital
  lease obligations.........        $     --             $    --         $ 2,816          $     --               $  2,816
Accounts payable............             934               8,198           6,539                --                 15,671
Intercompany payables,
  net.......................         (58,340)             25,681          41,987            (9,328)                    --
Accrued liabilities.........             278               3,095           6,426            (1,950)                 7,849
Billings in excess of costs
  and estimated earnings on
  uncompleted contracts.....              --               5,842             187                --                  6,029
                                    --------             -------         -------          --------               --------
          Total current
            liabilities.....         (57,128)             42,816          57,955           (11,278)                32,365
Capital leases
  obligations...............              --                  --           7,944                --                  7,944
Deferred income taxes and
  other obligations.........              --               1,868              --            (1,868)                    --
                                    --------             -------         -------          --------               --------
          Total
            Liabilities.....         (57,128)             44,684          65,899           (13,146)                40,309
                                    --------             -------         -------          --------               --------
Stockholders' Equity........          79,971               5,779             707            (2,461)                83,996
                                    --------             -------         -------          --------               --------
          Total Liabilities
            and
            Stockholders'
            Equity..........        $ 22,843             $50,463         $66,606          $(15,607)              $124,305
                                    ========             =======         =======          ========               ========

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
                                                             ASSETS
Current assets:
  Cash and cash
     equivalents...........           $ --               $    --          $ --              $ --                  $    --
  Receivables, net.........             --                13,587            --                --                   13,587
  Inventory................             --                    --            --                --                       --
  Prepaid expenses and
     other assets..........             --                   860            --                --                      860
                                      ----               -------          ----              ----                  -------
          Total current
            assets.........             --                14,447            --                --                   14,447
  Property and equipment,
     net...................             --                12,205            --                --                   12,205
  Goodwill, net............             --                    --            --                --                       --
  Other assets, net........             --                    69            --                --                       69
  Intercompany investments
     and advances, net.....             --                    --            --                --                       --
                                      ----               -------          ----              ----                  -------
          Total Assets.....           $ --               $26,721          $ --              $ --                  $26,721
                                      ====               =======          ====              ====                  =======
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
  Current portion of
     capital lease
     obligations...........           $ --               $ 1,033          $ --              $ --                  $ 1,033
  Current portion of
     long-term debt........             --                 2,556            --                --                    2,556
  Accounts payable.........             --                 4,623            --                --                    4,623
  Intercompany payables,
     net...................             --                    --            --                --                       --
  Accrued liabilities......             --                   652            --                --                      652
  Billings in excess of
     costs and estimated
     earnings on
     uncompleted
     contracts.............             --                    78            --                --                       78
                                      ----               -------          ----              ----                  -------
          Total current
            liabilities....             --                 8,942            --                --                    8,942
                                      ----               -------          ----              ----                  -------
Long-term debt.............             --                 6,039            --                --                    6,039
Capital leases
  obligations..............             --                 1,274            --                --                    1,274
Due to affiliate...........             --                 1,965            --                --                    1,965
Deferred income taxes and
  other obligations........             --                   712            --                --                      712
                                      ----               -------          ----              ----                  -------
          Total
            Liabilities....             --                18,932            --                --                   18,932
                                      ----               -------          ----              ----                  -------
Stockholders' Equity.......             --                 7,789            --                --                    7,789
                                      ----               -------          ----              ----                  -------
          Total Liabilities
            and
            Stockholders'
            Equity.........           $ --               $26,721          $ --              $ --                  $26,721
                                      ====               =======          ====              ====                  =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                     PARENT COMPANY STATEMENT OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
1998
REVENUES...................          $    --             $43,995         $15,118           $  (897)               $58,216
EXPENSES
  Operating Expenses
     (exclusive of
     depreciation and
     amortization
     shown below)..........               --              31,741           9,122              (897)                39,966
  Depreciation and
     amortization..........               13               4,407           3,267                --                  7,687
  Selling, general and
     administrative
     expenses..............            1,753               1,923           1,697                --                  5,373
  Interest expense, net....              156                   8             187                --                    351
                                     -------             -------         -------           -------                -------
                                       1,922              38,079          14,273              (897)                53,377
                                     -------             -------         -------           -------                -------
Income (loss) before
  provision for income
  taxes....................           (1,922)              5,916             845                --                  4,839
Provision (benefit) for
  income taxes.............             (721)              2,228             453                --                  1,960
                                     -------             -------         -------           -------                -------
NET INCOME (LOSS)..........          $(1,201)            $ 3,688         $   392           $    --                $ 2,879
                                     =======             =======         =======           =======                =======
1997
REVENUES...................          $    --             $28,766         $    --           $    --                $28,766
EXPENSES
  Operating expenses
     (exclusive of
     depreciation and
     amortization shown
     below)................               --              20,779              --                --                 20,779
  Depreciation and
     amortization..........               --               2,772              --                --                  2,772
  Selling, general and
     administrative
     expenses..............               --               1,565              --                --                  1,565
  Interest expense, net....               --                  34              --                --                     34
                                     -------             -------         -------           -------                -------
                                          --              25,150              --                --                 25,150
                                     -------             -------         -------           -------                -------
Income (loss) before
  provision for income
  taxes....................               --               3,616              --                --                  3,616
Provision for income
  taxes....................               --               1,326              --                --                  1,326
                                     -------             -------         -------           -------                -------
NET INCOME (LOSS)..........          $    --             $ 2,290         $    --           $    --                $ 2,290
                                     =======             =======         =======           =======                =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED GUARANTOR, NON-GUARANTOR AND
                     PARENT COMPANY STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
1997
REVENUES...................          $    --             $70,024         $ 9,731            $(694)                $79,061
EXPENSES
  Operating expenses
     (exclusive of
     depreciation and
     amortization
     shown below)..........               --              51,548           5,616             (694)                 56,470
  Depreciation and
     amortization..........                4               6,070           2,510               --                   8,584
  Selling, general and
     administrative
     expenses..............            2,070               4,086             252               --                   6,408
  Interest expense, net....             (355)                450             110               --                     205
                                     -------             -------         -------            -----                 -------
                                       1,719              62,154           8,488             (694)                 71,667
                                     -------             -------         -------            -----                 -------
Income (loss) before
  provision for income
  taxes....................           (1,719)              7,870           1,243               --                   7,394
Provision (benefit) for
  income taxes.............             (645)              3,106             533               --                   2,994
                                     -------             -------         -------            -----                 -------
NET INCOME (LOSS)..........          $(1,074)            $ 4,764         $   710            $  --                 $ 4,400
                                     =======             =======         =======            =====                 =======
1996
REVENUES...................          $    --             $48,136         $    --            $  --                 $48,136
EXPENSES
  Operating expenses
     (exclusive of
     depreciation and
     amortization
     shown below)..........               --              34,917              --               --                  34,917
  Depreciation and
     amortization..........               --               3,409              --               --                   3,409
  Selling, general and
     administrative
     expenses..............               --               2,680              --               --                   2,680
  Interest expense, net....               --                 531              --               --                     531
                                     -------             -------         -------            -----                 -------
                                          --              41,537              --               --                  41,537
                                     -------             -------         -------            -----                 -------
Income (loss) before
  provision for income
  taxes....................               --               6,599              --               --                   6,599
Provision for income
  taxes....................               --               2,420              --               --                   2,420
                                     -------             -------         -------            -----                 -------
NET INCOME (LOSS)..........          $    --             $ 4,179         $    --            $  --                 $ 4,179
                                     =======             =======         =======            =====                 =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                     PARENT COMPANY STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
1995
REVENUES...................          $    --             $29,275         $    --           $    --                $29,275
EXPENSES
  Operating expenses
     (exclusive of
     depreciation and
     amortization
     shown below)..........               --             $20,986              --                --                 20,986
  Depreciation and
     amortization..........               --               2,471              --                --                  2,471
  Selling, general and
     administrative
     expenses..............               --               2,874              --                --                  2,874
  Interest expense, net....               --                 408              --                --                    408
                                     -------             -------         -------           -------                -------
                                          --              26,739              --                --                 26,739
                                     -------             -------         -------           -------                -------
Income (loss) before
  provision for income
  taxes....................               --               2,536              --                --                  2,536
Provision for income
  taxes....................               --                 933              --                --                    933
                                     -------             -------         -------           -------                -------
NET INCOME (LOSS)..........          $    --             $ 1,603         $    --           $    --                $ 1,603
                                     =======             =======         =======           =======                =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)..........         $ (1,201)            $  3,688       $    392           $    --               $  2,879
Adjustments to reconcile
  net income (loss) to net
  cash provided by (used
  in) operating
  activities...............           (2,248)              15,763         10,732            (3,213)                21,034
                                    --------             --------       --------           -------               --------
NET CASH PROVIDED BY (USED
  IN) OPERATING
  ACTIVITIES...............           (3,449)              19,451         11,124            (3,213)                23,913
                                    --------             --------       --------           -------               --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase and upgrades of
  property and equipment...               --               (4,633)       (40,526)               --                (45,159)
Cash received on disposal
  of property and
  equipment................               --                  152             --                --                    152
Cash paid for shot-hole
  drilling company, net of
  cash acquired............               --               (3,516)            --                --                 (3,516)
                                    --------             --------       --------           -------               --------
NET CASH USED IN INVESTING
  ACTIVITIES...............               --               (7,997)       (40,526)               --                (48,523)
                                    --------             --------       --------           -------               --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings under credit
  facility.................           30,500                   --             --                --                 30,500
Repayments under credit
  facility.................           (8,000)                  --             --                --                 (8,000)
Principal payments on term
  loans....................               --                  (81)            --                --                    (81)
Principal payments on
  capital
  leases...................               --                   --         (1,199)               --                 (1,199)
Proceeds (payments) on
  intercompany advances....          (22,702)             (13,244)        35,946                --                     --
Other, net.................             (180)                  --             --                --                   (180)
                                    --------             --------       --------           -------               --------
NET CASH PROVIDED BY (USED
  IN) FINANCING
  ACTIVITIES...............             (382)             (13,325)        34,747                --                 21,040
                                    --------             --------       --------           -------               --------
Net decrease in cash and
  cash equivalents.........           (3,831)              (1,871)         5,345            (3,213)                (3,570)
Cash and cash equivalents,
  beginning of period......            8,450                1,871          9,161                --                 19,482
                                    --------             --------       --------           -------               --------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD............         $  4,619             $     --       $ 14,506           $(3,213)              $ 15,912
                                    ========             ========       ========           =======               ========

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income(loss)...........           $ --               $ 2,290          $ --              $ --                  $ 2,290
Adjustments to reconcile
  net income (loss) to net
  cash provided by
  operating activities.....             --                 7,606            --                --                    7,606
                                      ----               -------          ----              ----                  -------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES.....             --                 9,896            --                --                    9,896
                                      ----               -------          ----              ----                  -------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase and upgrades of
  property and equipment...             --                (8,098)           --                --                   (8,098)
Cash received on disposal
  of property and
  equipment................             --                    27            --                --                       27
                                      ----               -------          ----              ----                  -------
NET CASH USED IN INVESTING
  ACTIVITIES...............             --                (8,071)           --                --                   (8,071)
                                      ----               -------          ----              ----                  -------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings under term
  loans....................             --                 7,925            --                --                    7,925
Principal payments on term
  loans....................             --                (1,943)           --                --                   (1,943)
Principal payments on
  capital
  leases...................             --                  (681)           --                --                     (681)
Payment to affiliate.......             --                (7,115)           --                --                   (7,115)
                                      ----               -------          ----              ----                  -------
NET CASH USED IN FINANCING
  ACTIVITIES...............             --                (1,814)           --                --                   (1,814)
                                      ----               -------          ----              ----                  -------
Net change in cash and cash
  equivalents..............             --                    11            --                --                       11
Cash and cash equivalents,
  beginning of period......             --                    --            --                --                       --
                                      ----               -------          ----              ----                  -------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD............           $ --               $    11          $ --              $ --                  $    11
                                      ====               =======          ====              ====                  =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)...........        $ (1,074)            $  4,764       $    710            $ --                 $  4,400
Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:.....          (1,335)               4,056          5,768              --                    8,489
                                    --------             --------       --------            ----                 --------
NET CASH PROVIDED BY (USED
  IN) OPERATING
  ACTIVITIES................          (2,409)               8,820          6,478              --                   12,889
                                    --------             --------       --------            ----                 --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase and upgrades of
  property and equipment....             (58)             (16,821)       (15,496)             --                  (32,375)
Cash received on disposal of
  property and equipment....              --                   24             --              --                       24
Cash acquired from the
  purchase of Energy
  Research International....              --                   --            145              --                      145
                                    --------             --------       --------            ----                 --------
NET CASH USED IN INVESTING
  ACTIVITIES................             (58)             (16,797)       (15,351)             --                  (32,206)
                                    --------             --------       --------            ----                 --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings under credit
  facility..................              --                   --             --              --                       --
Borrowings under term
  loans.....................              --                7,564             --              --                    7,564
Principal payments on term
  loans.....................              --              (16,275)       (11,611)             --                  (27,886)
Principal payments on
  capital leases............              --               (3,002)        (4,003)             --                   (7,005)
Payment to affiliate........              --               (3,003)            --              --                   (3,003)
Issuance of common stock,
  net.......................          69,129                   --             --              --                   69,129
Proceeds (payments) on
  intercompany investments
  and advances..............         (58,212)              24,564         33,648              --                       --
                                    --------             --------       --------            ----                 --------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES......          10,917                9,848         18,034              --                   38,799
                                    --------             --------       --------            ----                 --------
Net increase in cash and
  cash equivalents..........           8,450                1,871          9,161              --                   19,482
Cash and cash equivalents,
  beginning of year.........              --                   --             --              --                       --
                                    --------             --------       --------            ----                 --------
CASH AND CASH EQUIVALENTS,
  END
  OF YEAR...................        $  8,450             $  1,871       $  9,161            $ --                 $ 19,482
                                    ========             ========       ========            ====                 ========

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)..........          $   --              $ 4,179         $   --            $   --                 $ 4,179
Adjustments to reconcile
  net income (loss) to net
  cash provided by
  operating activities:....              --                  461             --                --                     461
                                     ------              -------         ------            ------                 -------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES.....              --                4,640             --                --                   4,640
                                     ------              -------         ------            ------                 -------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase and upgrading of
     property and
     equipment.............              --               (7,928)            --                --                  (7,928)
  Cash received on disposal
     of property and
     equipment.............              --                   --             --                --                      --
  Cash paid for shot-hole
     drilling
     company, net of cash
       acquired............              --                   --             --                --                      --
                                     ------              -------         ------            ------                 -------
NET CASH USED IN INVESTING
  ACTIVITIES...............              --               (7,928)            --                --                  (7,928)
                                     ------              -------         ------            ------                 -------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Borrowings under credit
     facility..............              --                   --             --                --                      --
  Borrowings under term
     loans.................              --                7,694             --                --                   7,694
  Principal payments on
     term loans............              --               (1,518)            --                --                  (1,518)
  Principal payments on
     capital leases........              --               (1,247)            --                --                  (1,247)
  Payments to affiliate....              --               (1,699)            --                --                  (1,699)
                                     ------              -------         ------            ------                 -------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES.....              --                3,230             --                --                   3,230
                                     ------              -------         ------            ------                 -------
Net decrease in cash and
  cash equivalents.........              --                  (58)            --                --                     (58)
Cash and cash equivalents,
  beginning of year........              --                   58             --                --                      58
                                     ------              -------         ------            ------                 -------
CASH AND CASH EQUIVALENTS,
  END OF YEAR..............          $   --              $    --         $   --            $   --                 $    --
                                     ======              =======         ======            ======                 =======

                    EAGLE GEOPHYSICAL, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                      RECLASSIFICATIONS
                             EAGLE GEOPHYSICAL, INC.    GUARANTOR     NON-GUARANTOR          AND          EAGLE GEOPHYSICAL, INC.
                                 PARENT COMPANY        SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                             -----------------------   ------------   -------------   -----------------   -----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.................          $   --              $ 1,603         $   --            $   --                 $ 1,603
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:..............              --                 (970)            --                --                    (970)
                                     ------              -------         ------            ------                 -------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES.....              --                  633             --                --                     633
                                     ------              -------         ------            ------                 -------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase and upgrading of
  property and equipment...              --                 (289)            --                --                    (289)
Cash received on disposal
  of property and
  equipment................              --                   --             --                --                      --
Cash paid for shot-hole
  drilling company,
  net of cash acquired.....              --                   --             --                --                      --
                                     ------              -------         ------            ------                 -------
NET CASH USED IN INVESTING
  ACTIVITIES...............              --                 (289)            --                --                    (289)
                                     ------              -------         ------            ------                 -------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings under credit
  facility.................              --                   --             --                --                      --
Borrowings under term
  loans....................              --                   --             --                --                      --
Principal payments on term
  loans....................              --                 (812)            --                --                    (812)
Principal payments on
  capital leases...........              --               (1,299)            --                --                  (1,299)
Receipts from affiliate....              --                1,796             --                --                   1,796
                                     ------              -------         ------            ------                 -------
NET CASH USED IN FINANCING
  ACTIVITIES...............              --                 (315)            --                --                    (315)
                                     ------              -------         ------            ------                 -------
Net increase in cash and
  cash equivalents.........              --                   29             --                --                      29
Cash and cash equivalents,
  beginning
  of year..................              --                   29             --                --                      29
                                     ------              -------         ------            ------                 -------
CASH AND CASH EQUIVALENTS,
  END OF YEAR..............          $   --              $    58         $   --            $   --                 $    58
                                     ======              =======         ======            ======                 =======

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

Forward-looking Statements.............  iii
Available Information..................  iii
Incorporation of Certain Documents by
  Reference............................   iv
Summary................................    1
Risk Factors...........................   10
The Exchange Offer.....................   18
Use of Proceeds........................   27
Capitalization.........................   28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   29
Description of the Notes...............   36
Certain United States Federal Tax
  Consequences for Non-United States
  Holders..............................   61
Plan of Distribution...................   63
Legal Matters..........................   63
Experts................................   63
Financial Statements...................  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                            [EAGLE GEOPHYSICAL LOGO

                            EAGLE GEOPHYSICAL, INC.
                               OFFER TO EXCHANGE
                    10 3/4% SENIOR NOTES DUE 2008, SERIES B,
                              FOR ALL OUTSTANDING
                    10 3/4% SENIOR NOTES DUE 2008, SERIES A
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                                October 5, 1998
------------------------------------------------------
------------------------------------------------------